EXHIBIT 10.16 AMENDED AND RESTATED CREDIT AGREEMENT WITH NATIONSBANK

                             AMENDED AND RESTATED
                               CREDIT AGREEMENT


                         DATED AS OF SEPTEMBER 3, 1998

                                     AMONG

                                PENTACON, INC.
                                 AS BORROWER,

                              NATIONSBANK, N.A.,
                           AS ADMINISTRATIVE AGENT,

                    NATIONSBANC MONTGOMERY SECURITIES LLC,
                               AS LEAD ARRANGER,

                                      AND

                         THE LENDERS SIGNATORY HERETO

                     $175,000,000 SENIOR CREDIT FACILITIES

                               TABLE OF CONTENTS
                                                                          PAGE


                  ARTICLE I DEFINITIONS AND ACCOUNTING MATTERS

      Section 1.01  TERMS DEFINED ABOVE......................................1
      Section 1.02  CERTAIN DEFINED TERMS....................................1
      Section 1.03  ACCOUNTING TERMS AND DETERMINATIONS.....................19

                             ARTICLE II COMMITMENTS

      Section 2.01  LOANS AND LETTERS OF CREDIT.............................19
      Section 2.02  BORROWINGS,CONTINUATIONS AND CONVERSIONS, LETTERS OF
                    CREDIT..................................................21
      Section 2.03  CHANGES OF COMMITMENTS..................................23
      Section 2.04  FEES....................................................24
      Section 2.05  SEVERAL OBLIGATIONS.....................................26
      Section 2.06  NOTES...................................................26
      Section 2.07  PREPAYMENTS.............................................27
      Section 2.08  ASSUMPTION OF RISKS.....................................28
      Section 2.09  OBLIGATION TO REIMBURSE AND TO PREPAY...................29
      Section 2.10  LENDING OFFICES.........................................30
      Section 2.11  EQUITY EVENT/SUBORDINATED DEBT EVENT....................30

                 ARTICLE III PAYMENTS OF PRINCIPAL AND INTEREST

      Section 3.01  PRINCIPAL...............................................30
      Section 3.02  INTEREST................................................31

           ARTICLE IV PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

      Section 4.01  PAYMENTS................................................32
      Section 4.02  PRO RATA TREATMENT......................................32
      Section 4.03  COMPUTATIONS............................................33
      Section 4.04  NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT........33
      Section 4.05  SET-OFF, SHARING OF PAYMENTS, ETC.......................33
      Section 4.06  TAXES...................................................34

                       ARTICLE V CHANGE IN CIRCUMSTANCES

      Section 5.01  INCREASED COST AND REDUCED RETURN.......................36
      Section 5.02  LIMITATION ON TYPES OF LOANS............................37
      Section 5.03  ILLEGALITY..............................................38
      Section 5.04  TREATMENT OF AFFECTED LOANS.............................38
      Section 5.05  COMPENSATION............................................38
      Section 5.06  REPLACEMENT LENDERS.....................................39

                        ARTICLE VI CONDITIONS PRECEDENT

      Section 6.01  INITIAL FUNDING.........................................40
      Section 6.02  INITIAL AND SUBSEQUENT LOANS AND LETTERS OF CREDIT .....41
      Section 6.03  CONDITIONS RELATING TO LETTERS OF CREDIT................42
      Section 6.04  CONDITIONS RELATING TO ACQUISITION OF TARGET COMPANY....42

                  ARTICLE VII REPRESENTATIONS AND WARRANTIES

      Section 7.01  CORPORATE EXISTENCE.....................................43
      Section 7.02  FINANCIAL CONDITION.....................................44
      Section 7.03  LITIGATION..............................................44
      Section 7.04  NO BREACH...............................................45
      Section 7.05  AUTHORITY...............................................45
      Section 7.06  APPROVALS...............................................45
      Section 7.07  USE OF LOANS............................................45
      Section 7.08  ERISA...................................................45
      Section 7.09  TAXES...................................................46
      Section 7.10  TITLES, ETC.............................................47
      Section 7.11  NO MATERIAL MISSTATEMENTS...............................47
      Section 7.12  INVESTMENT COMPANY ACT..................................47
      Section 7.13  PUBLIC UTILITY HOLDING COMPANY ACT......................47
      Section 7.14  SUBSIDIARIES............................................47
      Section 7.15  LOCATION OF BUSINESS AND OFFICES........................48
      Section 7.16  DEFAULTS................................................48
      Section 7.17  ENVIRONMENTAL MATTERS...................................48
      Section 7.18  COMPLIANCE WITH THE LAW.................................49
      Section 7.19  INSURANCE...............................................49
      Section 7.20  HEDGING AGREEMENTS......................................49
      Section 7.21  RESTRICTION ON LIENS....................................50
      Section 7.22  MATERIAL AGREEMENTS.....................................50
      Section 7.23  REGISTRATION STATEMENT..................................50
      Section 7.24  YEAR 2000 COMPLIANCE....................................50

                       ARTICLE VIII AFFIRMATIVE COVENANTS

      Section 8.01  FINANCIAL STATEMENTS....................................50
      Section 8.02  LITIGATION..............................................52
      Section 8.03  MAINTENANCE, ETC........................................52
      Section 8.04  ENVIRONMENTAL MATTERS...................................53
      Section 8.05  FURTHER ASSURANCES......................................53
      Section 8.06  PERFORMANCE OF OBLIGATIONS..............................53
      Section 8.07  ERISA INFORMATION AND COMPLIANCE........................54
      Section 8.08  SUBSIDIARY SECURITY.....................................54
      Section 8.09  INSPECTION..............................................54
      Section 8.10  RELEASE OF LIENS; SEARCH CERTIFICATES...................55

                          ARTICLE IX NEGATIVE COVENANTS

      Section 9.01  DEBT....................................................55

      Section 9.02  LIENS...................................................56
      Section 9.03  INVESTMENTS, LOANS AND ADVANCES.........................56
      Section 9.04  DIVIDENDS, DISTRIBUTIONS AND REDEMPTIONS................57
      Section 9.05  SALES AND LEASEBACKS....................................57
      Section 9.06  NATURE OF BUSINESS......................................58
      Section 9.07  MERGERS, ETC............................................58
      Section 9.08  PROCEEDS OF NOTES.......................................58
      Section 9.09  ERISA COMPLIANCE........................................58
      Section 9.10  SALE OR DISCOUNT OF RECEIVABLES.........................59
      Section 9.11  CAPITAL EXPENDITURES....................................59
      Section 9.12  NET WORTH...............................................59
      Section 9.13  LEVERAGE RATIO..........................................59
      Section 9.14  SENIOR DEBT LEVERAGE RATIO..............................60
      Section 9.15  FIXED CHARGE COVERAGE RATIO.............................61
      Section 9.16  SALE OF PROPERTIES......................................62
      Section 9.17  ENVIRONMENTAL MATTERS...................................62
      Section 9.18  TRANSACTIONS WITH AFFILIATES............................62
      Section 9.19  SUBSIDIARIES............................................62
      Section 9.20  NEGATIVE PLEDGE AGREEMENTS..............................62
      Section 9.21  FISCAL YEAR.............................................63

                      ARTICLE X EVENTS OF DEFAULT; REMEDIES

      Section 10.01  EVENTS OF DEFAULT......................................63
      Section 10.02  REMEDIES...............................................65

                       ARTICLE XI THE ADMINISTRATIVE AGENT

      Section 11.01  APPOINTMENT, POWERS AND IMMUNITIES.....................66
      Section 11.02  RELIANCE BY ADMINISTRATIVE AGENT.......................66
      Section 11.03  DEFAULTS...............................................67
      Section 11.04  RIGHTS AS A LENDER.....................................67
      Section 11.05  INDEMNIFICATION........................................67
      Section 11.06  NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS.68
      Section 11.07  RESIGNATION OR REMOVAL OF ADMINISTRATIVE AGENT.........68

                            ARTICLE XII MISCELLANEOUS

      Section 12.01  WAIVER.................................................69
      Section 12.02  NOTICES................................................69
      Section 12.03  PAYMENT OF EXPENSES, INDEMNITIES, ETC..................69
      Section 12.04  AMENDMENTS, ETC........................................70
      Section 12.05  SUCCESSORS AND ASSIGNS.................................70
      Section 12.06  ASSIGNMENTS AND PARTICIPATIONS.........................70
      Section 12.07  INVALIDITY.............................................72
      Section 12.08  COUNTERPARTS...........................................72
      Section 12.09  REFERENCES.............................................72
      Section 12.10  SURVIVAL...............................................72
      Section 12.11  CAPTIONS...............................................73
      Section 12.12  NO ORAL AGREEMENTS.....................................73

      SECTION 12.13  GOVERNING LAW; SUBMISSION TO JURISDICTION..............73
      Section 12.14  INTEREST...............................................74
      Section 12.15  CONFIDENTIALITY........................................75
      Section 12.16  EXCULPATION PROVISIONS.................................75

ANNEXES, EXHIBITS AND SCHEDULES

Annex I           - List of Percentage Shares, Maximum Revolving Credit Amounts,
                    and Revolver Term Loans
Exhibit A-1       - Form of  Revolving Credit Note
Exhibit A-2       - Form of Revolver Term Note
Exhibit A-3       - Form of Swing Note
Exhibit B         - Form of Borrowing, Continuation and Conversion Request
Exhibit C         - Form of Compliance Certificate
Exhibit D         - List of Security Instruments
Exhibit E         - Form of Assignment and Acceptance
Exhibit F         - Form of Acquisition Certificate

Schedule 7.02     - Liabilities
Schedule 7.03     - Litigation
Schedule 7.09     - Taxes
Schedule 7.10     - Titles, etc.
Schedule 7.14     - Subsidiaries and Partnerships
Schedule 7.17     - Environmental Matters
Schedule 7.20     - Hedging Agreements
Schedule 7.22     - Material Agreements
Schedule 9.01     - Debt
Schedule 9.02     - Liens
Schedule 9.03     - Investments, Loans and Advances
Schedule 9.13     - Extraordinary or Non-Recurring Expenses

            THIS AMENDED AND RESTATED CREDIT AGREEMENT dated as of September 3, 1998 is among PENTACON, INC., a corporation formed under the laws of the State of Delaware (the "BORROWER"); each of the lenders that is a signatory hereto or which becomes a signatory hereto as provided in Section 12.06 (individually, together with its successors and assigns, a "LENDER" and, collectively, the "LENDERS"); NATIONSBANK, N.A., a national banking association (in its individual capacity, "NATIONSBANK"), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "ADMINISTRATIVE AGENT"), and NATIONSBANC MONTGOMERY SECURITIES LLC, as lead arranger (the "LEAD ARRANGER").

                                R E C I T A L S

      A. The Borrower has requested that the Lenders amend, extend, increase and rearrange all of the Prior Debt (as defined in Section 1.02) and provide certain loans to and extensions of credit on behalf of the Borrower; and

      B. The Lenders have agreed to amend, extend, increase and rearrange the Prior Debt and make such loans and extensions of credit subject to the terms and conditions of this Agreement.

      C. In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree to amend and restate the Prior Credit Agreement (as defined in Section 1.02) as follows:

                                   ARTICLE I

                      DEFINITIONS AND ACCOUNTING MATTERS

            Section 1.01 TERMS DEFINED ABOVE. As used in this Agreement, the terms "ADMINISTRATIVE AGENT," "BORROWER," "LEAD ARRANGER," "LENDER," "LENDERS" and "NATIONSBANK" shall have the meanings indicated above.

            Section 1.02 CERTAIN DEFINED TERMSSECTION As used herein, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and VICE VERSA):

      "ACQUISITION" shall mean the acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person.

      "ADDITIONAL COSTS" shall have the meaning assigned such term in Section 5.01(a).

      "ADJUSTED EURODOLLAR RATE" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Rate for such Eurodollar Loan for such Interest Period by (b) 1 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period.

      "AFFECTED   LOANS"  shall  have  the  meaning   assigned  such  term  in
Section 5.04.

      "AFFILIATE" of any Person shall mean (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. For purposes of this definition, any Person which owns directly or indirectly 5% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL with") such corporation or other Person.

      "AGREEMENT" shall mean this Amended and Restated Credit Agreement, as the same may from time to time be amended or supplemented.

      "AGGREGATE COMMITMENTS" at any time shall equal the sum of the Aggregate Revolving Credit Commitments and the Aggregate Revolver Term Commitments.

      "AGGREGATE MAXIMUM REVOLVER TERM LOAN AMOUNTS" at any time shall equal the sum of the Maximum Revolver Term Amounts of the Lenders ($40,000,000), as the same may be reduced pursuant to Section 2.03(b).

      "AGGREGATE MAXIMUM REVOLVING CREDIT AMOUNTS" at any time shall equal the sum of the Maximum Revolving Credit Amounts of the Lenders ($135,000,000), as the same may be reduced pursuant to Section 2.03(a).

      "AGGREGATE REVOLVING CREDIT COMMITMENTS" at any time shall equal the amount calculated in accordance with Section 2.03(a).

      "AGGREGATE REVOLVER TERM LOAN COMMITMENTS" at any time shall equal the amount calculated in accordance with Section 2.03(b).

      "APPLICABLE LENDING OFFICE" shall mean, for each Lender and for each Type of Loan, the lending office of such Lender (or an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other offices of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

      "APPLICABLE MARGIN" shall mean for each period identified below the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Leverage Ratio, for the four quarterly periods ending on and determined as of the immediately preceding Quarterly Date:

     ---------------------------------------------------------------------
                              APPLICABLE MARGIN FOR   APPLICABLE MARGIN
         LEVERAGE RATIO         EURODOLLAR LOANS     FOR BASE RATE LOANS
     ---------------------------------------------------------------------
     Less than or equal to
     1.50                             0.75%                   0%
     ---------------------------------------------------------------------
     Less than or equal to
     2.00, but greater than
     1.50                             1.00%                   0%
     ---------------------------------------------------------------------
     Less than or equal to
     2.50, but greater than
     2.00                             1.25%                   0%
     ---------------------------------------------------------------------

     Less than or equal to
     3.00, but greater than
     2.50                             1.50%                   0%
     ---------------------------------------------------------------------
     Less than or equal to
     3.50, but greater than
     3.00                             1.75%                 0.25%
     ---------------------------------------------------------------------
     Greater than 3.50               2.125%                 0.50%
     ---------------------------------------------------------------------

PROVIDED, HOWEVER, on the first Determination Date (hereinafter defined) following the occurrence of an Equity Event, "Applicable Margin" shall mean for each period identified below the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Leverage Ratio, for the four quarterly periods ending on and determined as of the immediately preceding Quarterly Date:


     ---------------------------------------------------------------------
                              APPLICABLE MARGIN FOR   APPLICABLE MARGIN
         LEVERAGE RATIO         EURODOLLAR LOANS     FOR BASE RATE LOANS
     ---------------------------------------------------------------------
     Less than or equal to
     1.50                             0.75%                   0%
     ---------------------------------------------------------------------
     Less than or equal to
     2.00, but greater than
     1.50                             1.00%                   0%
     ---------------------------------------------------------------------
     Less than or equal to
     2.50, but greater than
     2.00                             1.25%                   0%
     ---------------------------------------------------------------------
     Greater than 2.50                1.50%                   0%
     ---------------------------------------------------------------------

and FURTHER PROVIDED, HOWEVER, on the first Determination Date (hereinafter defined) following the occurrence of a Subordinated Debt Event, "Applicable Margin" shall mean for each period identified below the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Leverage Ratio, for the four quarterly periods ending on and determined as of the immediately preceding Quarterly Date:

     ---------------------------------------------------------------------
                              APPLICABLE MARGIN FOR   APPLICABLE MARGIN
         LEVERAGE RATIO         EURODOLLAR LOANS     FOR BASE RATE LOANS
     ---------------------------------------------------------------------
     Less than or equal to
     1.50                             0.75%                   0%
     ---------------------------------------------------------------------
     Less than or equal to
     2.00, but greater than
     1.50                             1.00%                   0%
     ---------------------------------------------------------------------
     Less than or equal to
     2.50, but greater than
     2.00                             1.25%                   0%
     ---------------------------------------------------------------------
     Less than or equal to
     3.00, but greater than
     2.50                            1.375%                   0%
     ---------------------------------------------------------------------
     Less than or equal to
     3.50, but greater than
     3.00                             1.50%                   0%
     ---------------------------------------------------------------------
     Greater than 3.50                1.75%                 0.25%
     ---------------------------------------------------------------------

If both an Equity Event and a Subordinated Debt Event shall occur, the Applicable Margin shall be determined based on the table for the occurrence of an Equity Event.

The Applicable Margin shall be established following each Quarterly Date (each, a "DETERMINATION DATE"). Any change in the Applicable Margin following each Determination Date shall be determined based upon the computations set forth in the Compliance Certificate furnished to the Administrative Agent pursuant to
Section 8.01(i) or Section 9.03(i), subject to review and approval of such computations by the Administrative Agent. Each change in the Applicable Margin shall be effective commencing as of the next Business Day following the date such certificate is received (including, without limitation, in respect of Eurodollar Loans then outstanding notwithstanding that such change occurs during an Interest Period), and shall remain in effect until the date that is the next Business Day following the first to occur of the date on which (i) a new certificate is delivered for which a change in the Applicable Margin occurs or
(ii) is required to be delivered; PROVIDED, HOWEVER; if the Borrower shall fail to deliver any such certificate within the time period required by Section 8.01(i), then the Applicable Margin shall be the highest percentage amount stated for each Type of Loan as set forth in the then applicable table until the appropriate certificate is so delivered. From the Closing Date to the first Determination Date, the Applicable Margin for Eurodollar Loans shall be 2.125%.

      "ASSIGNMENT AND ACCEPTANCE" shall have the meaning assigned such term in Section 12.06(b).

      "BASE RATE" shall mean, with respect to any Base Rate Loan, for any day, the rate per annum equal to the higher of (i) the Federal Funds Rate for any such day plus 1/2 of 1% or (ii) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

      "BASE RATE LOANS" shall mean Loans that bear interest at rates based upon the Base Rate.

      "BUSINESS DAY" shall mean any day other than a day on which commercial banks are authorized or required to close in Houston, Texas and, where such term is used in the definition of "Quarterly Date" or if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

      "CAPITAL EXPENDITURES" shall mean, with respect to the Borrower and its Subsidiaries, for any period the sum of (without duplication) (a) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower or any Subsidiary during such period for items that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of the Borrower and its Subsidiaries, including without limitation all transactional costs incurred in connection with such expenditures provided the same have been capitalized, excluding, however, the amount of any Capital Expenditures paid for with proceeds of casualty insurance as evidenced in writing and submitted to the Administrative Agent together with any Compliance Certificate delivered pursuant to Section 8.01(i), and (b) with respect to any Capital Lease entered into by the Borrower or its Subsidiaries during such period, the present value of the lease payments due under such Capital Lease over the term of such Capital Lease applying a discount rate equal to the interest rate provided in such lease (or in the absence of a stated interest rate, that rate used in the preparation of the financial statements described in
Section 8.01(a) and (b)), all of the foregoing in accordance with GAAP applied on a Consistent Basis; PROVIDED, HOWEVER, it shall not include (x) Capital Expenditures required by the Agreement and Plan of Organization dated December 1, 1997 between Alatec Products, Inc. and the Borrower and (y) Capital Expenditures incurred in conjunction with Acquisitions permitted pursuant to
Section 9.03(i).

      "CAPITAL LEASES" shall mean all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

      "CHANGE OF CONTROL" shall mean, at any time:

      (A)   With respect to the Borrower,

            (i) any "person" or "group" (each as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the group consisting of one or more stockholders of the Borrower who collectively owned 30% or more of one or more of the Founding Companies immediately prior to the Acquisition thereof by the Borrower, voting as a single unit, (each an "Existing Control Group") either (A) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of voting stock of the Borrower (or securities convertible into or exchangeable for such voting stock) representing 30% or more of the combined voting power of all voting stock of the Borrower (on a fully diluted basis) or (B) otherwise has the ability, directly or indirectly, to elect a majority of the board of directors of the Borrower (PROVIDED that if an event described in this clause (i) shall occur solely by reason of the death of one or more members of the Existing Control Group, then a "Change of Control" shall not be deemed to have occurred so long as the voting stock of the decedent is owned of record by the estate or immediately family of such decedent);

            (ii) during any period of up to 24 consecutive months, commencing on the Closing Date, individuals who at the beginning of such 24-month period were directors of the Borrower shall cease for any reason (other than the death, disability or retirement of a director or of an officer of the Borrower that is serving as a directory at such time so long as another officer of the Borrower replaces such Person as a director) to constitute a majority of the board of directors of the Borrower; or

            (iii) any Person or two or more Persons acting in concert other than the Existing Control Group shall have acquired by contract or otherwise, or shall have consummated a contract or arrangement that results in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence on the management or policies of the Borrower; or

      (B)   with respect to any Subsidiary,

            (i) the Borrower shall cease to own, directly or indirectly, 100% of the voting stock of each currently existing Subsidiary, except JITCO, LLC; or

            (ii) any Person or two or more Persons acting in concert other than the Borrower shall have acquired by contract or otherwise, or shall have consummated a contract or arrangement that results in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence on the management or policies of such Subsidiary.

      "CLOSING DATE" shall mean September 3, 1998.

      "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

      "COMMITMENTS" shall mean for any Lender, its Revolving Credit Commitment, Revolver Term Loan Commitment, and/or Swing Line Commitment, as applicable.

      "COMPLIANCE CERTIFICATE" shall mean a certificate in the form of EXHIBIT C hereto executed by a Responsible Officer.

      "CONSISTENT BASIS" in reference to the applicable GAAP shall mean the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Borrower referred to in Section 7.02.

      "CONSOLIDATED NET INCOME" shall mean with respect to the Borrower and its Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and its Consolidated Subsidiaries after allowances for taxes for such period, determined on a consolidated basis in accordance with GAAP; PROVIDED that there shall be excluded from such net income (to the extent otherwise included therein) the following: (i) the net income of any Person in which the Borrower or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and its Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash in such period by such other Person to the Borrower or to a Consolidated Subsidiary, as the case may be; (ii) the net income (but not loss) of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary to the Borrower is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary, or is otherwise restricted or prohibited in each case determined in accordance with GAAP; (iii) any extraordinary gains including gains attributable to Property sales not in the ordinary course of business; and (iv) the cumulative effect of a change in accounting principles and any gains attributable to writeups of assets.

      "CONSOLIDATED SUBSIDIARIES" shall mean each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.

      "CONTINUE", "CONTINUATION", and "CONTINUED" shall refer to the continuation pursuant to Section 5.01 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

      "CONVERT", "CONVERSION", and "CONVERTED" shall refer to a conversion pursuant to Section 5.01 of one Type of Loan into another Type of Loan.

      "DEBT" shall mean, for any Person the sum of the following (without duplication): (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal, interest, fees and charges); (ii) all obligations of such Person (whether contingent or otherwise) in respect of bankers' acceptances, letters of credit, surety or other bonds and similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money); (iv) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable (whether contingent or otherwise); (v) all obligations under leases which require such Person or its Affiliate to make payments over the term of such lease, including payments at termination, which are substantially equal to at least eighty percent (80%) of the purchase price of the Property subject to such lease plus interest at an imputed rate of interest; (vi) all Debt (as described in the other clauses of this definition) and other obligations of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; (vii) all Debt (as described in the other clauses of this definition) and other obligations of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the debtor or obligations of others; (viii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt (as described in the other clauses of this definition) or Property of others; (ix) obligations to deliver goods or services in consideration of advance payments ; (x) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person; (xi) any capital stock of such Person in which such Person has a mandatory obligation to redeem such stock; (xii) any Debt (as described in the other clause of this definition) of a Special Entity for which such Person is liable either by agreement or because of a Governmental Requirement; and (xiii) all obligations of such Person under Hedging Agreements.

      "DEFAULT" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

      "DOLLARS" and "$" shall mean lawful money of the United States of America.

      "EBITDA" shall mean, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, taxes, depreciation, depletion and amortization, minus all non cash other income added to Consolidated Net Income in such period.

      "ELIGIBLE ASSIGNEE" shall mean (i) a Lender, (ii) an Affiliate of a Lender and (iii) any other Person approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 12.06, the Borrower, such approval not to be unreasonably withheld or delayed by the Borrower and such approval to be deemed given by the Borrower if no objection is received by the assigning Lender and the Administrative Agent from the Borrower within two Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower; PROVIDED, HOWEVER, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

      "ENVIRONMENTAL LAWS" shall mean any and all Governmental Requirements pertaining to health or the environment in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (ii) to the extent the laws of the state in which any Property of the Borrower or any Subsidiary is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

      "EQUITY EVENT" shall mean the consummation of the sale of capital stock of the Borrower resulting in net cash proceeds to the Borrower of not less than $75,000,000.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

      "ERISA AFFILIATE" shall mean each trade or business (whether or not incorporated) which together with the Borrower or any Subsidiary would be deemed to be a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

      "ERISA EVENT" shall mean (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder, (other than such an event with respect to which the requirement to give notice has been waived) (ii) the withdrawal of the Borrower, any Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041(c) of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC or (v) any other event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

      "EURODOLLAR LOANS" shall mean Loans the interest rates on which are determined on the basis of rates referred to in the definition of "Adjusted Eurodollar Rate".

      "EURODOLLAR RATE" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

      "EVENT OF DEFAULT" shall have the meaning assigned such term in Section 10.01.

      "EXCEPTED LIENS" shall mean: (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained; (ii) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (iii) operators', vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or statutory landlord's liens, each of which is in respect of obligations that have not been outstanding more than 90 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (iv) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other Property of the Borrower or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any rights of way or other Property which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes of which such rights of way and other Property are held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (v) deposits of cash or securities to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business; and (vi) Liens permitted or created by the Security Instruments.

      "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with a member of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the date for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to NationsBank on such day on such transactions as determined by the Administrative Agent.

      "FINAL MATURITY DATE" shall mean the earlier to occur of (i) August 31, 2003, and (ii) the date that the Revolver Term Notes are prepaid in full pursuant to Section 2.07 at any time after the Revolver Term Loan Conversion Date.

      "FINANCIAL STATEMENTS" shall mean the financial statement or statements of the Borrower and its Consolidated Subsidiaries described or referred to in
Section 7.02.

      "FOUNDING COMPANIES" shall mean Alatec Products, Inc., AXS Solutions, Inc., Capitol Bolt & Supply, Inc., Maumee Industries, Inc. and Sales Systems, Limited.

      "FRONTING BANK" shall mean NationsBank or any other Lender agreed to between the Borrower and the Administrative Agent to issue Letters of Credit.

      "FUNDED DEBT" shall mean, for any Person the sum of the following (without duplication): (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal, interest, fees and charges); (ii) all obligations of such Person (whether contingent or otherwise) in respect of bankers' acceptances, letters of credit, surety or other bonds and similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money) excluding accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which, if greater than 90 days past the invoice or billing date, are being contested in good faith by appropriate proceedings if reserves adequate under GAAP shall have been established therefor; (iv) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable (whether contingent or otherwise); (v) all obligations under leases which require such Person or its Affiliate to make payments over the term of such lease, including payments at termination, which are substantially equal to at least eighty percent (80%) of the purchase price of the Property subject to such lease plus interest at an imputed rate of interest; (vi) all Debt and other obligations of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the debtor or obligations of others; (vii) any capital stock of such Person in which such Person has a mandatory obligation to redeem such stock; (viii) any Debt of a Special Entity for which such Person is liable either by agreement or because of a Governmental Requirement; and (ix) all obligations of such Person under Hedging Agreements.

      "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

      "GOVERNMENTAL AUTHORITY" shall include the country, the state, county, city and political subdivisions in which any Person or such Person's Property is located or which exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercises valid jurisdiction over any such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Borrower, the Subsidiaries or any of their Property or the Administrative Agent, any Lender or any Applicable Lending Office.

      "GOVERNMENTAL REQUIREMENT" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation,

Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

      "GUARANTORS" shall mean each Subsidiary and any other Person who becomes party to a Guaranty Agreement pursuant to the terms of Section 8.08.

      "GUARANTY AGREEMENT" shall mean an agreement executed by the Guarantors in form and substance satisfactory to the Administrative Agent guarantying, unconditionally, payment of the Indebtedness, as the same may be amended, modified or supplemented from time to time.

      "HEDGING AGREEMENTS" shall mean any commodity, interest rate or currency swap, cap, floor, collar, forward agreement or other exchange or protection agreements or any option with respect to any such transaction.

      "HIGHEST LAWFUL RATE" shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

      "INDEBTEDNESS" shall mean any and all amounts owing or to be owing by the Borrower to the Administrative Agent, the Fronting Bank and/or Lenders in connection with the Loan Documents, the Letter of Credit Agreements, and any Hedging Agreements now or hereafter arising between the Borrower and any Lender and permitted by the terms of this Agreement and all renewals, extensions and/or rearrangements of any of the above.

      "INDEMNIFIED PARTIES" shall have the meaning assigned such term in Section 12.03(b).

      "INDEMNITY MATTERS" shall mean any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a Person and, in connection therewith, all losses, liabilities, damages (including, without limitation, consequential damages) or reasonable costs and expenses of any kind or nature whatsoever incurred by such Person whether caused by the sole or concurrent negligence of such Person seeking indemnification.

      "INITIAL FUNDING" shall mean the funding of the initial Loans or issuance of the initial Letters of Credit pursuant to Section 6.01 hereof.

      "INTEREST PERIOD" shall mean, with respect to any Eurodollar Loan, the period commencing on the date such Eurodollar Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section 2.02 (or such longer period as may be requested by the Borrower and agreed to by the Majority Lenders), except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

      Notwithstanding the foregoing: (i) no Interest Period may commence before and end after the Revolving Credit Termination Date; (ii) no Interest Period for any Eurodollar Loan may end after the due date of any installment, if any, provided for in Section 3.01 hereof to the extent that such Eurodollar Loan would need to be prepaid prior to the end of such Interest Period in order for such installment to be paid when due; (iii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iv) no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loans would otherwise be for a shorter period, such Loans shall not be available hereunder.

      "LC COMMITMENT" at any time shall mean $5,000,000.

      "LC EXPOSURE" at any time shall mean the aggregate face amount of all undrawn and uncancelled Letters of Credit and the aggregate of all amounts drawn under all Letters of Credit and not yet reimbursed.

      "LETTER AGREEMENT" shall mean that certain letter agreement from the Administrative Agent and the Lead Arranger to the Borrower dated July 29, 1998, and any agreements or instruments executed in connection therewith, as the same may be amended or replaced from time to time.

      "LETTER OF CREDIT AGREEMENTS" shall mean the written agreements with the Fronting Bank, executed or hereafter executed in connection with the issuance by the Fronting Bank of the Letters of Credit, such agreements to be on the Fronting Bank's customary form for letters of credit of comparable amount and purpose as from time to time in effect or as otherwise agreed to by the Borrower and the Fronting Bank.

      "LETTERS OF CREDIT" shall mean the letters of credit issued pursuant to
Section 2.01(b) and all reimbursement obligations pertaining to any such letters of credit, and "Letter of Credit" shall mean any one of the Letters of Credit and the reimbursement obligations pertaining thereto.

      "LEVERAGE RATIO" shall mean the ratio described in Section 9.13.

      "LIEN" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (i) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "LIEN" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

      "LOAN DOCUMENTS" shall mean this Agreement, the Notes and the Security Instruments.

      "LOANS" shall mean Revolving Credit Loans, Swing Line Loans and/or Revolver Term Loans, as the context so requires.

      "MAJORITY LENDERS" shall mean, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating greater than 50% of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Lender shall be equal to the aggregate principal amount of the Loans owing to such Lender plus the aggregate unutilized amounts of such Lender's Revolving Credit Commitment (without regard to any Swing Line Outstandings) plus the amount of such Lender's Percentage Share of LC Exposure, plus, during the Revolver Term Revolving Credit Period, the unutilized amount of such Lender's Revolver Term Commitment, provided that, (i) if any Lender shall have failed to honor its obligation to make any Loan or other advance hereunder, it shall not be deemed to have any Credit Exposure, (ii) if any Lender shall have failed to pay to the Fronting Bank its Percentage Share of any drawing under any Letter of Credit, such Lender's Credit Exposure attributable to LC Exposure shall be deemed to be held by the Fronting

Bank for purposes of this definition and (iii) if any Lender shall have failed to pay to NationsBank its Percentage Share of any Swing Line Loan, such Lender's Credit Exposure attributable to all Swing Line Outstandings shall be deemed to be held by NationsBank for purposes of this definition.

      "MATERIAL ADVERSE EFFECT" shall mean any material and adverse effect on
(i) the assets, liabilities, financial condition, business, operations or affairs of the Borrower and the Subsidiaries taken as a whole or from the facts represented or warranted in any Loan Document, or (ii) the ability of the Borrower and the Subsidiaries taken as a whole to carry out their business as at the Closing Date or as proposed as of the Closing Date to be conducted or meet their obligations under the Loan Documents on a timely basis.

      "MAXIMUM REVOLVER TERM LOAN AMOUNT" shall mean, as to each Lender, the amount set forth opposite such Lender's name on Annex I under the caption "Maximum Revolver Term Loan Amounts" (as the same may be reduced pursuant to Section 2.03(b)(ii) hereof pro rata to each Lender based on its Percentage Share) as modified from time to time to reflect any assignments permitted by
Section 12.06(b).

      "MAXIMUM REVOLVING CREDIT AMOUNT" shall mean, as to each Lender, the amount set forth opposite such Lender's name on Annex I under the caption "Maximum Revolving Credit Amounts" (as the same may be reduced pursuant to Section 2.03(a)(ii) hereof pro rata to each Lender based on its Percentage Share) as modified from time to time to reflect any assignments permitted by
Section 12.06(b).

      "MORTGAGED PROPERTY" shall mean the Property owned by the Borrower and which is subject to the Liens existing and to exist under the terms of the Security Instruments.

      "MULTIEMPLOYER PLAN" shall mean a Plan defined as such in Section 3(37) or 4001(a)(3) of ERISA.

      "NET WORTH" shall mean, as at any date, the sum of the following for the Borrower and its Consolidated Subsidiaries determined (without duplication) in accordance with GAAP:

            (i) the amount of preferred stock and common stock at par plus the amount of surplus of the Borrower, PLUS

            (ii) the retained earnings (or, in the case of retained earnings deficit, MINUS the amount of such deficit), MINUS

            (iii) the cost of treasury shares.

      "NOTES" shall mean the Notes provided for by Section 2.06, together with any and all renewals, extensions for any period, increases, rearrangements, substitutions or modifications thereof. The Notes shall include the Revolving Credit Notes, the Revolver Term Notes, and the Swing Line Note.

      "OTHER TAXES" shall have the meaning assigned such term in Section
4.06(b).

      "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

      "PERCENTAGE SHARE" shall mean the percentage of the Aggregate Commitments to be provided by a Lender under this Agreement as indicated on Annex I hereto, as modified from time to time to reflect any assignments permitted by Section 12.06(b).

      "PERSON" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

      "PLAN" shall mean any employee pension benefit plan, as defined in Section 3(2) of ERISA, which (i) is currently or hereafter sponsored, maintained or contributed to by the Borrower, any Subsidiary or an ERISA Affiliate or (ii) was at any time during the preceding six calendar years sponsored, maintained or contributed to, by the Borrower, any Subsidiary or an ERISA Affiliate.

      "POST-DEFAULT RATE" shall mean, in respect of any principal of any Loan or any other amount payable by the Borrower under this Agreement or any Note, a rate per annum during the period commencing on the date of an Event of Default until such amount is paid in full or all Events of Default are cured or waived equal to 2% per annum above the Base Rate as in effect from time to time plus the Applicable Margin (if any), but in no event to exceed the Highest Lawful Rate provided that, for a Eurodollar Loan, the "Post-Default Rate" for such principal shall be, for the period commencing on the date of the Event of Default and ending on the earlier to occur of the last day of the Interest Period therefor or the date all Events of Default are cured or waived, 2% per annum above the interest rate for such Loan as provided in Section 3.02(a)(ii), but in no event to exceed the Highest Lawful Rate.

      "PRIME RATE" shall mean the per annum rate of interest established from time to time by NationsBank as its prime rate, which rate may not be the lowest rate of interest charged by NationsBank to its customers.

      "PRINCIPAL OFFICE" shall mean the principal office of the Administrative Agent, presently located at 700 Louisiana, Houston, Texas 77252-2518 or such other location as designated by the Administrative Agent from time to time.

      "PRIOR CREDIT AGREEMENT" shall mean that certain Credit Agreement dated as of March 13, 1998 among the Borrower, the Administrative Agent, and the lenders party thereto, as amended.

      "PRIOR DEBT" shall mean the outstanding Debt under the Prior Credit Agreement.

      "PROPERTY" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

      "QUARTERLY DATES" shall mean the last day of each March, June, September, and December, in each year, the first of which shall be September 30, 1998.

      "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

      "REGISTRATION STATEMENT" shall mean that certain Registration Statement of the Borrower on Form S-1 filed with the SEC on December 3, 1997, as amended by each of the first amendment through sixth amendment, which sixth amendment is dated March 9, 1998.

      "REGULATORY CHANGE" shall mean, with respect to any Lender, any change after the Closing Date in any Governmental Requirement (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders (including such Lender or its Applicable Lending Office) of or under any Governmental Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

      "REQUIRED PAYMENT" shall have the meaning assigned such term in Section 4.04.

      "RESERVE REQUIREMENT" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against Eurodollar Loans, "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

      "RESPONSIBLE OFFICER" shall mean, as to any Person, the Chief Executive Officer, the President or any Vice President of such Person and, with respect to financial matters, the term "Responsible Officer" shall include the Chief Financial Officer of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

      "RESTRICTED PAYMENT" shall mean (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower or any of its Subsidiaries (other than those payable or distributable solely to the Borrower) now or hereafter outstanding, except a dividend payable solely in shares of a class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Borrower or any of its Subsidiaries (other than those payable or distributable solely to the Borrower) now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding; and (d) any issuance and sale of capital stock of any Subsidiary of the Borrower (or any option, warrant or right to acquire such stock) other than to the Borrower.

      "REVOLVER TERM LOAN COMMITMENT" shall mean, as to each Lender, its obligation to make a Revolver Term Loan in the amount set forth opposite such Lender's name under "Revolver Term Loans" on ANNEX I, as the same may be modified from time to time to reflect any assignment permitted by Section 12.06(b).

      "REVOLVER TERM LOAN CONVERSION DATE" shall mean the earlier to occur of
(i) August 31, 1999, or (ii) the date that the Revolver Term Commitments are sooner terminated pursuant to Section 2.03(b) or Section 10.02.

      "REVOLVER TERM LOAN LOANS" shall mean the term loans made pursuant to
Section 2.01(b).

      "REVOLVER TERM LOAN NOTES" shall mean the promissory note or notes (whether one or more) of the Borrower described in Section 2.06 and being in the form of EXHIBIT A-2.

      "REVOLVER TERM LOAN REVOLVING CREDIT PERIOD" shall mean the period from the Closing Date to, but excluding, the Revolver Term Conversion Date.

      "REVOLVING CREDIT COMMITMENT" shall mean, for any Lender, its obligation to make Revolving Credit Loans and participate in the issuance of Letters of Credit as provided in Section 2.01(d) up to such Lender's Maximum Revolving Credit Amount.

      "REVOLVING CREDIT LOANS" shall mean Loans made pursuant to Section
2.01(a).

      "REVOLVING CREDIT NOTES" shall mean the promissory note or notes (whether one or more) of the Borrower described in Section 2.06 and being in the form of EXHIBIT A-1.

      "REVOLVING CREDIT TERMINATION DATE" shall mean, the earlier to occur of
(i) August 31, 2003, or (ii) the date that the Aggregate Revolving Credit Commitments are sooner terminated pursuant to Sections 2.03(a) or 10.02.

      "SEC"  shall  mean  the  Securities  and  Exchange   Commission  or  any
successor Governmental Authority.

      "SECURITY INSTRUMENTS" shall mean the Letters of Credit, the Letter of Credit Agreements, the Letter Agreement, the agreements or instruments described or referred to in EXHIBIT D, and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower or any other Person (other than participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Prior Debt, the Indebtedness, the Notes, this Agreement or reimbursement obligations under the Letters of Credit, as such agreements may be amended, supplemented or restated from time to time.

      "SENIOR DEBT" shall mean all Funded Debt excluding Subordinated Debt.

      "SPECIAL ENTITY" shall mean any joint venture, limited liability company or partnership, general or limited partnership or any other type of partnership or company other than a corporation in which the Borrower or one or more of its other Subsidiaries is a member, owner, partner or joint venturer and owns, directly or indirectly, at least a majority of the equity of such entity or controls such entity, but excluding any tax partnerships that are not classified as partnerships under state law. For purposes of this definition, any Person which owns directly or indirectly an equity investment in another Person which allows the first Person to manage or elect managers who manage the normal activities of such second Person will be deemed to "control" such second Person (E.G. a sole general partner controls a limited partnership).

      "SUBORDINATED DEBT" shall mean any Debt of the Borrower expressly subordinated to the Indebtedness, on terms specifically including, without limitation, that payments on such Debt shall be prohibited if a Default exists or would result from such payment, and other terms and conditions and pursuant to documentation, all in form and substance satisfactory to the Majority Lenders.

      "SUBORDINATED DEBT EVENT" shall mean the consummation of the issuance of Subordinated Debt resulting in net cash proceeds to the Borrower of at least $100,000,000, but not to exceed $125,000,000, upon terms and conditions and pursuant to documentation, all in form and substance satisfactory to the Majority Lenders.

      "SUBSIDIARY" shall mean (i) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of its Subsidiaries or by the Borrower and one or more of its Subsidiaries, (ii) any Special Entity and (iii) each Founding Company prior to the date it becomes a Subsidiary. Unless otherwise indicated herein, each reference to the term "Subsidiary" shall mean a Subsidiary of the Borrower.

      "SWING LINE COMMITMENT" shall mean, for the Swing Line Lender, its obligation to make Swing Line Loans up to $10,000,000.

      "SWING  LINE  FACILITY"  shall  mean the  facility  pursuant  to Section
2.01(c).

      "SWING LINE LENDER" shall mean NationsBank or such other Lender as Administrative Agent, Borrower and such Lender shall agree.

      "SWING LINE LOANS" shall mean the Loans made pursuant to Section 2.01(c).

      "SWING LINE NOTE" shall mean the promissory note or notes (whether one or more) of the Borrower described in Section 2.01(c) and being in the form of EXHIBIT A-3.

      "TARGET   COMPANY"   shall  mean  West  Coast  Aero   Products   Holding
Corporation, Inc., a Delaware corporation and its Subsidiaries.

      "TAXES" shall have the meaning assigned such term in Section 4.06(a).

      "TERM LOAN PERIOD" shall mean the period commencing on the Revolver Term Conversion Date and ending on the Final Maturity Date.

      "TRANSFER" shall have the meaning assigned to such term in Section 9.16.

      "TYPE" shall mean, with respect to any Loan, a Base Rate Loan or a Eurodollar Loan.

      "WHOLLY-OWNED SUBSIDIARY" shall mean, as to the Borrower, any Subsidiary of which all of the outstanding shares of stock having by the terms thereof ordinary voting power to elect the board of directors of such corporation, other than directors' qualifying shares, are owned or controlled by the Borrower or one or more of the Wholly-Owned Subsidiaries or by the Borrower and one or more of the Wholly-Owned Subsidiaries.

            Section 1.03 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the audited financial statements of the Borrower referred to in Section 7.02 (except for changes concurred with by the Borrower's independent public accountants).

                                  ARTICLE II

                                  COMMITMENTS

            Section 2.01 LOANS AND LETTERS OF CREDIT

      (a) REVOLVING CREDIT LOANS. Each Lender severally agrees, on the terms of this Agreement, to make Loans to the Borrower during the period from and including (i) the Closing Date or (ii) such later date that such Lender becomes a party to this Agreement as provided in Section 12.06(a), to but excluding, the Revolving Credit Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of such Lender's Revolving Credit Commitment; PROVIDED, HOWEVER, that the aggregate principal amount of all such Revolving Credit Loans by all Lenders hereunder at any one time outstanding, plus the LC Exposure, plus the amount outstanding under the Swing Line Facility shall not exceed the Aggregate Revolving Credit Commitments. Subject to the terms of this Agreement, during the period from the Closing Date to but excluding, the Revolving Credit Termination Date, the Borrower may borrow, repay and reborrow the amount described in this Section 2.01(a).

      (b) REVOLVER TERM LOANS. Each Lender severally agrees, on the terms and conditions of this Agreement, to make loans to the Borrower during the Revolver Term Loan Revolving Credit Period in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of such Lender's Revolver Term Commitment as then in effect. Subject to the terms of this Agreement, during the Revolver Term Loan Revolving Credit Period, the Borrower may borrow, repay and reborrow the amount described in this Section 2.01(b).

      (c) SWING LINE. Notwithstanding any other provision of this Agreement to the contrary, in order to administer the revolving facility under Section 2.01(a) above in an efficient manner and to minimize the transfer of funds between the Administrative Agent and the Lenders, the Swing Line Lender shall make available Swing Line Loans to the Borrower at the election of Borrower prior to the Revolving Credit Termination Date. The Swing Line Lender shall not make any Swing Line Loan pursuant hereto (i) if the Borrower is not in compliance with all the conditions to the making of Loans set forth in this Agreement, (ii) if after giving effect to such Swing Line Loan, the outstanding Swing Line Loans exceed the Swing Line Commitment, or (iii) if after giving effect to such Swing Line Loan, the sum of all Revolving Credit Loans and Swing Line Loans then outstanding, plus LC Exposure exceeds the Aggregate Revolving Credit Commitments. Loans made pursuant to this Section 2.01(c) shall be limited to Loans bearing interest at the Base Rate or such other rate of interest as agreed upon by the Borrower and the Swing Line Lender. The indebtedness of the Borrower to the Swing Line Lender resulting from the advances under this Section 2.01(c) shall be evidenced by the Swing Line Note made by the Borrower, which Swing Line Note shall be in a principal amount equal to the Swing Line Commitment.

            (i) Subject to the terms of this Agreement, during the period from the Closing Date to but excluding, the Revolving Credit Termination Date, the Borrower may borrow, repay and reborrow Swing Line Loans under this
      Section 2.01(c). Each repayment of a Swing Line Loan shall be in integral multiples of $100,000 or the unpaid amount of the Swing Line Loans outstanding. The minimum outstanding amount of Swing Line Loans shall be $100,000.

            (ii) If the Borrower instructs the Swing Line Lender to debit its demand deposit account in an amount of any payment with respect to a Swing Line Loan, or the Swing Line Lender otherwise receives repayment after 2:00 P.M. Houston, Texas time, on a Business Day, such payment shall be deemed received on the next Business Day.

            (iii) The Borrower and each Lender which is or may become a party hereto acknowledge that all Swing Line Loans are to be made solely by the Swing Line Lender to the Borrower, but that each Lender shall share the risk of loss with respect to such Loans in an amount equal to such Lender's Percentage Share of such Swing Line Loan. Upon demand made by the Swing Line Lender, each Lender (including the Swing Line Lender) shall, according to its Percentage Share of such Swing Line Loan, promptly provide to the Swing Line Lender its purchase price therefor in an amount equal to its Percentage Share therein, in which case such Swing Line Loan shall be deemed from and after such date a Loan made under Section 2.01(a). The obligation of each Lender to so provide its purchase price to the Swing Line Lender shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event.

            (iv) The Borrower at its option (and, if the Swing Line Loan is a Eurodollar Loan, subject to Section 5.05 hereof) may request a Revolving Credit Loan pursuant to Section 2.01(a) in an amount sufficient to repay any or all Swing Line Loans on any date (subject to three (3) Business Days prior notice in the case of Eurodollar Loans), and the Administrative Agent shall upon the receipt of such Revolving Credit Loan provide to the Swing Line Lender the amount necessary to repay such Swing Line Loan or Loans (which the Swing Line Lender shall then apply to such repayment) and credit any balance of the Revolving Credit Loan in immediately available funds to the Borrower's account. The proceeds of such Revolving Credit Loans shall be paid to the Swing Line Lender for application to the outstanding Swing Line Loans and the Lenders shall then be deemed to have made Revolving Credit Loans pursuant to Section 2.01(a) in the amount of such advances. The obligation of the Swing Line Lender to fund the Swing Line Loans shall cease upon the earlier of (i) the occurrence of a Default, or (ii) the Revolving Credit Termination Date; provided that when a Default is no longer continuing, the Swing Line Lender shall be obligated to provide Swing Line Loans provided all other conditions to making Loans are satisfied.

      (d) LETTERS OF CREDIT. During the period from and including the Closing Date to but excluding the Revolving Credit Termination Date, the Fronting Bank, as issuing bank for the Lenders, agrees to extend credit for the account of the Borrower at any time and from time to time by issuing renewing, extending or reissuing Letters of Credit; provided however, the LC Exposure at any one time outstanding shall not exceed the lesser of (i) the LC Commitment or (ii) the Aggregate Revolving Credit Commitments, as then in effect, minus the aggregate principal amount of all Revolving Credit Loans and Swing Line Loans then outstanding. The Lenders shall participate in such Letters of Credit according to their respective Percentage Shares.

      (e) LIMITATION ON TYPES OF LOANS. Subject to the other terms and provisions of this Agreement, at the option of the Borrower, the Loans (other than Swing Line Loans) may be Base Rate Loans or Eurodollar Loans; provided that, without the prior written consent of the Majority Lenders, no more than seven (7) Eurodollar Loans may be outstanding at any time to any Lender. All Swing Line Loans shall be Base Rate Loans.

      Section 2.02 BORROWINGS, CONTINUATIONS AND CONVERSIONS, LETTERS OF CREDIT

      (a) BORROWINGS. The Borrower shall give the Administrative Agent (which shall promptly notify the Lenders) advance notice as hereinafter provided of each borrowing hereunder, which shall specify the aggregate amount of such borrowing, the Type and the date (which shall be a Business Day) of the Loans to be borrowed and (in the case of Eurodollar Loans) the duration of the Interest Period therefor.

      (b) MINIMUM AMOUNTS. All borrowings other than Swing Line Loans shall be in amounts of at least $1,000,000 or any whole multiple of $100,000 in excess thereof. All Swing Line Loans shall be in amounts of at least $100,000 or any whole multiple of $100,000 in excess thereof.

      (c) NOTICES. All borrowings, continuations and conversions shall require advance written notice to the Administrative Agent (which shall promptly notify the Lenders) in the form of EXHIBIT B hereto (or telephonic notice promptly confirmed by such a written notice), which in each case shall be irrevocable, from the Borrower to be received by the Administrative Agent not later than 11:00 a.m. Houston, Texas time at least one Business Day prior to the date of each Base Rate Loan borrowing and three Business Days prior to the date of each Eurodollar Loan borrowing, continuation or conversion. Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice, the Administrative Agent may act without liability upon the basis of telephonic notice believed by the Administrative Agent in good faith to be from the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice except in the case of gross negligence or willful misconduct by the Administrative Agent.

      (d) CONTINUATION OPTIONS. Subject to the provisions made in this Section 2.02(d), the Borrower may elect to continue all or any part of any Eurodollar Loan beyond the expiration of the then current Interest Period relating thereto by giving advance notice as provided in
Section 2.02(c) to the Administrative Agent (which shall promptly notify the Lenders) of such election, specifying the amount of such Loan to be continued and the Interest Period therefor. In the absence of such a timely and proper election, the Borrower shall be deemed to have elected to convert such Eurodollar Loan to a Base Rate Loan pursuant to Section 2.02(e). All or any part of any Eurodollar Loan may be continued as provided herein, provided that (i) any continuation of any such Loan shall be (as to each Loan as continued for an applicable Interest Period) in amounts of at least $1,000,000 or any whole multiple of $100,000 in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, each Eurodollar Loan shall be converted to a Base Rate Loan on the last day of the Interest Period applicable thereto.

      (e) CONVERSION OPTIONS. The Borrower may elect to convert all or any part of any Eurodollar Loan on the last day of the then current Interest Period relating thereto to a Base Rate Loan by giving advance notice to the Administrative Agent (which shall promptly notify the Lenders) of such election. Subject to the provisions made in this Section 2.02(e), the Borrower may elect to convert all or any part of any Base Rate Loan (other than a Swing Line Loan) at any time and from time to time to a Eurodollar Loan by giving advance notice as provided in Section 2.02(c) to the Administrative Agent (which shall promptly notify the Lenders) of such election. All or any part of any outstanding Loan may be converted as provided herein, provided that (i) any conversion of any Base Rate Loan into a Eurodollar Loan shall be (as to each such Loan into which there is a conversion for an applicable Interest Period) in amounts of at least $1,000,000 or any whole multiple of $100,000 in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, no Base Rate Loan may be converted into a Eurodollar Loan.

      (f) ADVANCES. Not later than 11:00 a.m. Houston, Texas time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan to be made by it on such date to the Administrative Agent, to an account which the Administrative Agent shall specify, in immediately available funds, for the account of the Borrower. The amounts so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower, designated by the Borrower and maintained at the Principal Office.

      (g) LETTERS OF CREDIT. The Borrower shall give the Fronting Bank (which shall promptly notify the Lenders of such request) advance notice to be received by the Fronting Bank not later than 11:00 a.m. Houston, Texas time not less than three (3) Business Days prior thereto of each request for the issuance and at least ten (10) Business Days prior to the date of the renewal or extension of a Letter of Credit hereunder which request shall specify the amount of such Letter of Credit, the date (which shall be a Business Day) such Letter of Credit is to be issued, renewed or extended, the duration thereof, the name and address of the beneficiary thereof, the form of the Letter of Credit and such other information as the Fronting Bank may reasonably request all of which shall be reasonably satisfactory to the Fronting Bank. Subject to the terms and conditions of this Agreement, on the date specified for the issuance, renewal or extension of a Letter of Credit, the Fronting Bank shall issue such Letter of Credit to the beneficiary thereof.

      In conjunction with the issuance of each Letter of Credit, the Borrower shall execute a Letter of Credit Agreement. In the event of any conflict between any provision of a Letter of Credit Agreement and this Agreement, the Borrower, the Fronting Bank, the Administrative Agent and the Lenders hereby agree that the provisions of this Agreement shall govern.

      The Fronting Bank will send to the Borrower and each Lender, upon issuance of any Letter of Credit, or an amendment thereto, a true and complete copy of such Letter of Credit, or such amendment thereto.

            Section 2.03 CHANGES OF COMMITMENTS

      (a)  REVOLVING CREDIT COMMITMENT.

            (i) The Aggregate Revolving Credit Commitments shall at all times be equal to the Aggregate Maximum Revolving Credit Amounts after adjustments resulting from reductions pursuant to Section 2.03(a)(ii) hereof.

            (ii) The Borrower shall have the right to terminate or to reduce the amount of the Aggregate Maximum Revolving Credit Amounts at any time or from time to time upon not less than three (3) Business Days' prior notice to the Administrative Agent (which shall promptly notify the Lenders) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $5,000,000 or any whole multiple of $1,000,000 in excess thereof) and shall be irrevocable and effective only upon receipt by the Administrative Agent.

            (iii) The Aggregate Maximum Revolving Credit Amounts once terminated or reduced may not be reinstated.

      (b)  REVOLVER TERM LOAN COMMITMENT.

            (i) The Aggregate Revolver Term Loan Commitments shall at all times be equal to the Aggregate Maximum Revolver Term Loan Amounts after adjustments resulting from reductions pursuant to Section 2.03(b)(ii) hereof.

            (ii) The Borrower shall have the right to terminate or to reduce the amount of the Aggregate Maximum Revolver Term Loan Amounts at any time or from time to time upon not less than three (3) Business Days' prior notice to the Administrative Agent (which shall promptly notify the Lenders) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $5,000,000 or any whole multiple of $1,000,000 in excess thereof) and shall be irrevocable and effective only upon receipt by the Administrative Agent.

            (iii) The Aggregate Maximum Revolver Term Loan Amounts once terminated or reduced may not be reinstated.

            Section 2.04 FEES

      (a) COMMITMENT FEE. The Borrower shall pay to the Administrative Agent for the account of each Lender a commitment fee on the daily average unused amount (not to include Swing Line Loans) of the Aggregate Revolving Credit Commitments, plus, during the Revolver Term Revolving Credit Period, the Aggregate Revolver Term Commitments, for each period identified below from and including the Closing Date up to, but excluding, the earlier of the date the Aggregate Revolving Credit Commitments (and the Aggregate Revolver Term Loan Commitments, if applicable) are terminated or the Revolving Credit Termination Date at a rate per annum equal to the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Leverage Ratio for the four quarterly periods ending and determined as of the immediately preceding Quarterly Date:

               --------------------------------------------------
                                             COMMITMENT FEE
                    LEVERAGE RATIO             PERCENTAGE
               --------------------------------------------------

               Less than or equal to
               1.50                               .20%
               --------------------------------------------------
               Less than or equal to
               2.00, but greater than
               1.50                               .25%
               --------------------------------------------------
               Less than or equal to
               2.50 but greater than
               2.00                               .25%
               --------------------------------------------------
               Less than or equal to
               3.00, but greater than
               2.50                               .30%
               --------------------------------------------------
               Less than or equal to
               3.50, but greater than
               3.00                               .375%
               --------------------------------------------------
               Greater than 3.50                  .50%
               --------------------------------------------------

PROVIDED, HOWEVER, on the first Determination Date (hereinafter defined) following the occurrence of an Equity Event, the commitment fee shall be determined in the manner described above, but pursuant to the following table:

               --------------------------------------------------
                                             COMMITMENT FEE
                    LEVERAGE RATIO             PERCENTAGE
               --------------------------------------------------
               Less than or equal to
               1.50                               .20%
               --------------------------------------------------
               Less than or equal to
               2.00, but greater than
               1.50                               .25%
               --------------------------------------------------
               Less than or equal to
               2.50 but greater than
               2.00                               .25%
               --------------------------------------------------
               Greater than 2.50                  .30%
               --------------------------------------------------

and further PROVIDED, HOWEVER, on the first Determination Date (hereinafter defined) following the occurrence of a Subordinated Debt Event, the commitment fee shall be determined in the manner described above, but pursuant to the following table:

               --------------------------------------------------
                                             COMMITMENT FEE
                    LEVERAGE RATIO             PERCENTAGE
               --------------------------------------------------
               Less than or equal to
               1.50                               .20%
               --------------------------------------------------
               Less than or equal to
               2.00, but greater than
               1.50                               .25%
               --------------------------------------------------
               Less than or equal to
               2.50 but greater than
               2.00                               .25%
               --------------------------------------------------
               Less than or equal to
               3.00, but greater than
               2.50                               .30%
               --------------------------------------------------
               Less than or equal to
               3.50, but greater than
               3.00                               .30%
               --------------------------------------------------
               Greater than 3.50                  .375%
               --------------------------------------------------

If both an Equity Event and a Subordinated Debt Event shall occur, the commitment fee percentage shall be determined based on the table for the occurrence of an Equity Event.

The applicable commitment fee percentage shall be established at the end of each Quarterly Date (the "DETERMINATION DATE"). Any change in the applicable commitment fee percentage following each Determination Date shall be determined based upon the computations set forth in the Compliance Certificate furnished to the Administrative Agent pursuant to Section 8.01(i), subject to review and approval of such computations by the Administrative Agent and each change in the commitment fee percentage shall be effective commencing as of the next Business Date following the date such certificate is received and remain in effect (or, if earlier, the date such certificate was required to be delivered) until the date that is the next Business Day following the first to occur of the date on which (i) a new certificate is delivered for which a change in the commitment fee percentage occurs or (ii) is required to be delivered; PROVIDED, HOWEVER; if the Borrower shall fail to deliver any such certificate within the time period required by Section 8.01(i), then the applicable commitment fee percentage shall be the highest percentage amount set forth in the then applicable table until the appropriate certificate is so delivered. From the Closing Date to the first Determination Date, the commitment fee percentage shall be determined based upon the Compliance Certificate delivered pursuant to 6.01(d).

 Accrued commitment fees shall be payable quarterly in arrears on each Quarterly Date and on the earlier of the date the Aggregate Revolving Credit Commitments (and the Aggregate Revolver Term Loan Commitments, if applicable) are terminated or the Revolving Credit Termination Date.

      (b)   LETTER OF CREDIT FEES.

            (i) The Borrower agrees to pay the Administrative Agent, for the account of each Lender, commissions for issuing the Letters of Credit on the daily average outstanding of the maximum liability of the Fronting Bank existing from time to time under such Letter of Credit (calculated separately for each Letter of Credit) at the rate per annum equal to the Applicable Margin then in effect for Eurodollar Loans, provided that each Letter of Credit shall bear a minimum commission of $350. Until the termination date provided therein, each Letter of Credit shall be deemed to be outstanding up to the full face amount of the Letter of Credit until the Fronting Bank has received the canceled Letter of Credit or a written cancellation of the Letter of Credit from the beneficiary of such Letter of Credit in form and substance acceptable to the Fronting Bank, or for any reductions in the amount of the Letter of Credit (other than from a drawing), written notification from the beneficiary of such Letter of Credit. Such commissions are payable quarterly in arrears on each Quarterly Date.

            (ii) The Borrower agrees to pay the Fronting Bank, for its own account, an issuing fee for issuing Letters of Credit on the daily average outstanding of the maximum liability of the Fronting Bank existing from time to time under such Letter of Credit (calculated separately for each Letter of Credit) at the rate of one-eighth of one percent (.125%) per annum, payable quarterly in arrears on each Quarterly Date and upon cancellation or expiration of each such Letter of Credit.

      (c) LETTER AGREEMENT. The Borrower shall pay to the Administrative Agent for its account such other fees as are set forth in the Letter Agreement on the dates specified therein to the extent not paid prior to the Closing Date.

            Section 2.05 SEVERAL OBLIGATIONS. The failure of any Lender to make any Loan to be made by it or to provide funds for disbursements or reimbursements under Letters of Credit on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan or provide funds on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender or to provide funds to be provided by such other Lender.

            Section 2.06 NOTES. The Revolving Credit Loans (other than Swing Line Loans) made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of EXHIBIT A-1 hereto, dated (i) the Closing Date or (ii) the effective date of an Assignment and Acceptance pursuant to Section 12.06(a), payable to the order of such Lender in a principal amount equal to its Maximum Revolving Credit Amount as in effect and otherwise duly completed and such substitute Revolving Credit Notes as required by Section 12.06(a). The Revolver Term Loans made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of EXHIBIT A-2, dated as of (i) the Closing Date or (ii) the effective date of an Assignment and Acceptance pursuant to Section 12.06(b), payable to the order of such Lender in a principal amount equal to its Revolver Term Commitment and otherwise duly completed and such substitute Revolver Term Notes as required by Section 12.06(a). The date, amount, Type, interest rate and Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Notes, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Notes or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender's or the Borrower's rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Notes. The Swing Line Loans made by the Swing Line Lender shall be evidenced by a single promissory note of the Borrower substantially in the form of EXHIBIT A-3, dated the Closing Date, payable to the order of the Swing Line Lender in a principal amount equal to the Swing Line Commitment and otherwise duly completed.

            Section 2.07 PREPAYMENTS.

      (a) VOLUNTARY PREPAYMENTS. The Borrower may prepay the Base Rate Loans upon not less than one (1) Business Day's prior notice to the Administrative Agent (which shall promptly notify the Lenders), which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be at least $1,000,000 for all Loans other than Swing Line Loans and at least $100,000 for Swing Line Loans or the remaining aggregate principal balance outstanding on the Notes prepaid) and shall be irrevocable and effective only upon receipt by the Administrative Agent, provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date. The Borrower may prepay Eurodollar Loans on the same condition as for Base Rate Loans (except that prior notice to the Administrative Agent shall be not less than three (3) Business Days for Eurodollar Loans) and in addition such prepayments of Eurodollar Loans shall be subject to the terms of
Section 5.05 and shall be in an amount equal to all of the Eurodollar Loans for the Interest Period prepaid.

      (b)   MANDATORY PREPAYMENTS.

            (i) If, after giving effect to any termination or reduction of the Aggregate Maximum Revolving Credit Amounts pursuant to Section 2.03(a)(ii), the outstanding aggregate principal amount of the Revolving Credit Loans and the Swing Line Loans, plus the LC Exposure exceeds the Aggregate Maximum Revolving Credit Amounts, the Borrower shall (i) prepay the Revolving Credit Loans on the date of such termination or reduction in an aggregate principal amount equal to the excess, together with interest on the principal amount paid accrued to the date of such prepayment, (ii) if any excess remains after prepaying all Revolving Credit Loans, prepay the Swing Line Loans on the date of such termination or reduction in an aggregate principal amount equal to such remaining excess, together with interest on the principal amount paid accrued to the date of such prepayment, and (iii) if any excess remains after prepaying all of the Revolving

      Credit Loans and Swing Line Loans because of LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such remaining excess to be held as cash collateral as provided in Section 2.09(b) hereof.

            (ii) If, after giving effect to any termination or reduction of the Aggregate Maximum Revolver Term Loan Amounts pursuant to Section 2.03(b)(ii), the outstanding aggregate principal amount of the Revolver Term Loan Loans exceeds the Aggregate Maximum Revolver Term Loan Amounts, the Borrower shall (i) prepay the Revolver Term Loan Loans on the date of such termination or reduction in an aggregate principal amount equal to the excess, together with interest on the principal amount paid accrued to the date of such prepayment.

            (iii) The Borrower shall, and shall cause any Subsidiary to, use the net cash proceeds received from any Transfers to the extent that during any consecutive 12 month period such net cash proceeds exceed $500,000, based on the net book value of the Property sold or the net proceeds received to promptly repay the Revolver Term Loans.

      (c) GENERALLY. Prepayments permitted or required under this Section 2.07 shall be without premium or penalty, except as required under Section 5.05 for prepayment of Eurodollar Loans. Any prepayments on the Revolving Credit Loans and Swing Line Loans may be reborrowed subject to the then effective Aggregate Revolving Credit Commitments. Any prepayments on the Revolver Term Loans made during the Revolver Term Loan Revolving Credit Period may be reborrowed during the Revolver Term Loan Revolving Credit Period and any prepayments on the Revolver Term Loans made during the Term Loan Period may not be reborrowed and shall be applied to installments on the Revolver Term Notes in the inverse order of maturity.

      Section 2.08 ASSUMPTION OF RISKS. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit or any transferee thereof with respect to its use of such Letter of Credit. Neither the Fronting Bank (except in the case of willful misconduct or bad faith on the part of the Fronting Bank or any of its employees), its correspondents nor any Lender shall be responsible for the validity or genuineness of certificates or other documents or any endorsements thereon, even if such certificates or other documents should in fact prove to be invalid, fraudulent or forged; for errors, omissions, interruptions or delays in transmissions or delivery of any messages by mail, telex, or otherwise, whether or not they be in code; for errors in translation or for errors in interpretation of technical terms; the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; the failure of any beneficiary or any transferee of any Letter of Credit to comply fully with conditions required in order to draw upon any Letter of Credit; or for any other consequences arising from causes beyond the Fronting Bank's control or the control of the Fronting Bank's correspondents. In addition, neither the Fronting Bank nor any Lender shall be responsible for any error, neglect, or default of any of the Fronting Bank's correspondents; and none of the above shall affect, impair or prevent the vesting of any of the Fronting Bank's, the Administrative Agent's or any Lender's rights or powers hereunder or under the Letter of Credit Agreements, all of which rights shall be cumulative. The Fronting Bank and its correspondents may accept certificates or other documents that appear on their face to be in order, without responsibility for further investigation of any matter contained therein regardless of any notice or information to the contrary. In furtherance and not in limitation of the foregoing provisions, the Borrower agrees that any action, inaction or omission taken or not taken by the Fronting Bank or by any correspondent for the Fronting Bank in good faith in connection with any Letter of Credit, or any related drafts, certificates, documents or instruments, shall be binding on the Borrower and shall not put the Fronting Bank or its correspondents under any resulting liability to the Borrower.

            Section 2.09 OBLIGATION TO REIMBURSE AND TO PREPAY.

      (a) If a disbursement by the Fronting Bank is made under any Letter of Credit, the Borrower shall pay to the Administrative Agent within two (2) Business Days after notice of any such disbursement is received by the Borrower, the amount of each such disbursement made by the Fronting Bank under the Letter of Credit (if such payment is not sooner effected as may be required under this Section 2.09 or under other provisions of the Letter of Credit), together with interest on the amount disbursed from and including the date of disbursement until payment in full of such disbursed amount at a varying rate per annum equal to (i) the then applicable interest rate for Base Rate Loans through the second Business Day after notice of such disbursement is received by the Borrower and
(ii) thereafter, the Post-Default Rate for Base Rate Loans (but in no event to exceed the Highest Lawful Rate) for the period from and including the third Business Day following the date of such disbursement to and including the date of repayment in full of such disbursed amount. The obligations of the Borrower under this Agreement with respect to each Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, but only to the fullest extent permitted by applicable law, the following circumstances: (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the Security Instruments; (ii) any amendment or waiver of (including any default), or any consent to departure from this Agreement (except to the extent permitted by any amendment or waiver), any Letter of Credit or any of the Security Instruments;
(iii) the existence of any claim, set-off, defense or other rights which the Borrower may have at any time against the beneficiary of any Letter of Credit or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Administrative Agent, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the Security Instruments, the transactions contemplated hereby or any unrelated transaction; (iv) any statement, certificate, draft, notice or any other document presented under any Letter of Credit proves to have been forged, fraudulent or invalid in any respect or any statement therein proves to have been untrue or inaccurate in any respect whatsoever; and (v) payment by the Fronting Bank under any Letter of Credit against presentation of a draft or certificate which appears on its face to comply, but does not comply, with the terms of such Letter of Credit.

Notwithstanding anything in this Agreement to the contrary, the Borrower will not be liable for payment or performance that results from the gross negligence or willful misconduct of the Fronting Bank, except (i) where the Borrower actually recovers the proceeds for itself or the Fronting Bank of any payment made by the Fronting Bank in connection with such gross negligence or willful misconduct or (ii) in cases where the Fronting Bank makes payment to the named beneficiary of a Letter of Credit.

      (b) In the event of the occurrence of any Event of Default, a payment or prepayment pursuant to Sections 2.07(b) and (c) hereof or the maturity of the Notes, whether by acceleration or otherwise, an amount equal to the LC Exposure (or the excess in the case of Sections 2.07(b) and (c)) shall be deemed to be forthwith due and owing by the Borrower to the Fronting Bank, the Administrative Agent and the Lenders as of the date of any such occurrence; and the Borrower's obligation to pay such amount shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower may now or hereafter have against any such beneficiary, the Fronting Bank, the Administrative Agent, the Lenders or any other Person for any reason whatsoever. Such payments shall be held by the Administrative Agent as cash collateral securing the LC Exposure in an interest bearing account or accounts at the Principal Office; and the Borrower hereby grants to and by its deposit with the Administrative Agent grants to the Administrative Agent for the benefit of the Lenders a security interest in such cash collateral (and the accrued interest thereon which shall be a part of the cash collateral). In the event of any such payment by the Borrower of amounts contingently owing under outstanding Letters of Credit and in the event that thereafter drafts or other demands for payment complying with the terms of such Letters of Credit are not made prior to the respective expiration dates thereof, the Administrative Agent agrees, if no Event of Default has occurred and is continuing or if no other amounts are outstanding under this Agreement, the Notes or the Security Instruments, to remit to the Borrower amounts for which the contingent obligations evidenced by the Letters of Credit have ceased plus any interest accrued thereon.

      (c) Each Lender severally and unconditionally agrees that it shall promptly reimburse the Fronting Bank an amount equal to such Lender's Percentage Share of any disbursement made by the Fronting Bank under any Letter of Credit that is not reimbursed according to this Section 2.09.

            Section 2.10 LENDING OFFICES. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

            Section 2.11 EQUITY EVENT/SUBORDINATED DEBT EVENT.

            (a) OFFICER'S CERTIFICATE. Upon delivery of the Compliance Certificate following the occurrence of an Equity Event or Subordinated Debt Event, the Borrower will deliver to the Agent a certificate from a Responsible Officer certifying that an Equity Event or Subordinated Debt Event, as applicable, has occurred as defined herein.

            (b) RELEASES. So long as no Default has occurred and is continuing, upon the occurrence of an Equity Event, at the request of the Borrower, the Administrative Agent will release all Liens in the Borrower's and its Subsidiaries' Properties securing the Indebtedness, except for the Liens in the stock of the Subsidiaries of the Borrower, and at Borrower's expense will execute and deliver such instruments as may be appropriate to effect such release.

                                  ARTICLE III

                      PAYMENTS OF PRINCIPAL AND INTEREST

            Section 3.01 PRINCIPAL.

      (a) REVOLVING CREDIT LOANS AND SWING LINE LOANS. On the Revolving Credit Termination Date the Borrower shall repay the outstanding aggregate principal under the Revolving Credit Notes and the Swing Line Notes.

      (b) REVOLVER TERM LOANS. Commencing with a payment on September 30, 1999 and on each Quarterly Date thereafter and the Final Maturity Date, the aggregate principal amount of the Revolver Term Notes outstanding on the Revolver Term Conversion Date shall be payable in sixteen (16) equal consecutive quarterly installments sufficient to amortize the outstanding principal amount equally over the Term Loan Period with final payment of any remaining principal balance on the Revolver Term Notes due on the Final Maturity Date.

      (c) GENERALLY. The Borrower will pay to the Administrative Agent, for the account of each Lender, the principal payments required by this Section 3.01.

            Section 3.02 INTEREST.

      (a) INTEREST RATES. The Borrower will pay to the Administrative Agent, for the account of each Lender or the Swing Line Lender, as appropriate, interest on the unpaid principal amount of each

Loan made by such Lender for the period commencing on the date such Loan is made to but excluding the date such Loan shall be paid in full, at the following rates per annum:

            (i) if such a Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin (as in effect from time to time), but in no event to exceed the Highest Lawful Rate; and

            (ii) if such a Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan plus the Applicable Margin (as in effect from time to time), but in no event to exceed the Highest Lawful Rate.

      (b) POST-DEFAULT RATE. Notwithstanding the foregoing, the Borrower will pay to the Administrative Agent, for the account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender, and (to the fullest extent permitted by law) on any other amount payable by the Borrower hereunder, under any Loan Document or under any Note held by such Lender to or for account of such Lender, for the period commencing on the date of an Event of Default until the same is paid in full or all Events of Default are cured or waived.

      (c) DUE DATES. Accrued interest on Base Rate Loans shall be payable on each Quarterly Date commencing on September 30, 1998, and accrued interest on each Eurodollar Loan shall be payable on the last day of the Interest Period therefor and, if such Interest Period is longer than three months at three-month intervals following the first day of such Interest Period, except that interest payable at the Post-Default Rate shall be payable from time to time on demand and interest on any Eurodollar Loan that is converted into a Base Rate Loan (pursuant to Section 5.04) shall be payable on the date of conversion (but only to the extent so converted). Any accrued and unpaid interest on the Revolving Credit Loans and Swing Line Loans shall be paid on the Revolving Credit Termination Date and any accrued and unpaid interest on the Revolver Term Loans shall be paid on the Final Maturity Date.

      (d) DETERMINATION OF RATES. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall notify the Lenders to which such interest is payable and the Borrower thereof. Each determination by the Administrative Agent of an interest rate or fee hereunder shall, except in cases of manifest error, be final, conclusive and binding on the parties.

                                  ARTICLE IV

               PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

            Section 4.01 PAYMENTS. Except to the extent otherwise provided herein, all payments TS of principal, interest and other amounts to be made by the Borrower under the Loan Documents shall be made in Dollars, in immediately available funds, to the Administrative Agent at such account as the Administrative Agent shall specify by notice to the Borrower from time to time, not later than 11:00 a.m. Houston, Texas time on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Such payments shall be made without (to the fullest extent permitted by applicable law) defense, set-off or counterclaim. Each payment received by the Administrative Agent under this Agreement or any Note for account of a Lender shall be paid promptly to such Lender in immediately available funds. Except as provided in clause (iii) of the definition of "Interest Period", if the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension. At the time of each payment to the Administrative Agent of any principal of or interest on any borrowing, the Borrower shall notify the Administrative Agent of the Loans to which such payment shall apply. In the absence of such notice the Administrative Agent may specify the Loans to which such payment shall apply, but to the extent possible such payment or prepayment will be applied first to the Loans comprised of Base Rate Loans.

            Section 4.02 PRO RATA TREATMENT. Except for Swing Line Loans and as otherwise provided herein each Lender agrees that: (i) each borrowing from the Lenders under Section 2.01 and each continuation and conversion under Section
2.02 shall be made from the Lenders pro rata in accordance with their Percentage Share, each payment of commitment fee or other fees under Sections 2.04(a) and
(b) shall be made for account of the Lenders pro rata in accordance with their Percentage Share, each termination or reduction of the amount of the Aggregate Maximum Revolving Credit Amounts under Section 2.03(a)(ii) shall be applied to the Revolving Credit Commitment of each Lender, pro rata according to the amounts of its respective Revolving Credit Commitment, and each termination or reduction of the amount of the Aggregate Maximum Revolver Loan Term Amounts under Section 2.03(a)(ii) shall be applied to the Revolver Term Commitment of each Lender, pro rata according to the amounts of its respective Revolver Term Loan Commitment; (ii) each payment of principal of any Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amount of such Loans held by the Lenders; and (iii) each payment of interest on any Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest due and payable to the respective Lenders; and (iv) each reimbursement by the Borrower of disbursements under Letters of Credit shall be made for account of the Fronting Bank or, if funded by the Lenders, pro rata for the account of the Lenders, in accordance with the amounts of reimbursement obligations due and payable to each respective Lender.

            Section 4.03 COMPUTATIONS. Interest on Eurodollar Loans and fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable, unless such calculation would exceed the Highest Lawful Rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be. Interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable.

            Section 4.04 NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE Agent. Unless the Administrative Agent shall have been notified by a Lender or the Borrower prior to the date on which such notifying party is scheduled to make payment to the Administrative Agent (in the case of a Lender) of the proceeds of a Loan or a payment under a Letter of Credit to be made by it hereunder or (in the case of the Borrower) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if such Lender or the Borrower (as the case may be) has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until but excluding the date the Administrative Agent recovers such amount at a rate per annum which, for any Lender as recipient, will be equal to the Federal Funds Rate, and for the Borrower as recipient, will be equal to the Base Rate plus the Applicable Margin.

            Section 4.05 SET-OFF, SHARING OF PAYMENTS, ETC.

      (a) Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its Affiliates) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note or Notes held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

      (b) If any Lender (a "BENEFITTED LENDER") shall at any time receive any payment of all or part of the Loans owing to it or interest thereon (or reimbursement as to any Letter of Credit), or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans owing to it or interest thereon (or reimbursement as to any Letter of Credit), such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans owing to it (or participations in Letters of Credit), or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from a Lender pursuant to this Section 4.05 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of the Borrower in the amount of such participation.

            Section 4.06  TAXES.

      (a) Any and all payments by the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Administrative Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "TAXES"). Assuming compliance with Section 4.06(d) hereof to the extent applicable, if the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Administrative Agent,
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.06) such Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Administrative Agent, at its address set forth on the signature pages hereof an original or a certified copy of a receipt evidencing payment thereof, provided, Borrower shall not be required to take said action in respect of any foreign Lender that has not complied with Section 4.06(d).

      (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "OTHER TAXES").

      (c) THE BORROWER AGREES TO INDEMNIFY EACH LENDER AND THE ADMINISTRATIVE AGENT FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, WITHOUT LIMITATION, ANY TAXES OR OTHER TAXES IMPOSED OR ASSERTED BY ANY JURISDICTION ON AMOUNTS PAYABLE UNDER THIS SECTION 4.06) PAID BY SUCH LENDER OR THE ADMINISTRATIVE AGENT (AS THE CASE MAY BE) AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST, AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO.

      (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

      (e) For any period with respect to which a Lender has failed to provide the Borrower and the Administrative Agent with the appropriate form pursuant to
Section 4.06(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 4.06(a) or

4.06(b) with respect to Taxes imposed by the United States; PROVIDED, HOWEVER, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

      (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 4.06, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender and, in the event of the refund of any such payments, shall promptly pay same to Borrower along with any interest (if any) received with such refund.

      (g) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing such payment.

      (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 4.06 shall survive the termination of the Commitments and the payment in full of the Notes.

                                   ARTICLE V

                            CHANGE IN CIRCUMSTANCES

            Section 5.01 INCREASED COST AND REDUCED RETURN.

      (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

            (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Loans, its Notes, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Notes in respect of any Eurodollar Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

            (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitments of such Lender hereunder; or

            (iii) shall impose on such Lender (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Notes with respect to any Eurodollar Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this Section 5.01(a), the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable); PROVIDED that such suspension shall not affect the right of such Lender to receive the compensation so requested.

      (b) If, after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

      (c) Each Lender shall promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section shall furnish to the Borrower and the Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

            Section 5.02 LIMITATION ON TYPES OF LOANS. If on or prior to the first day of any Interest Period for any Eurodollar Loan:

            (a) the Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

            (b) the Majority Lenders determine (which determination shall be conclusive) and notify the Administrative Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Borrower prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type, or to Convert Loans of any other Type into Loans of such Type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

            Section 5.03 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or Continue Eurodollar Loans and to Convert other Types of Loans into Eurodollar Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 5.04 shall be applicable).

            Section 5.04 TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to make a Eurodollar Loan or to Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to
Section 5.01 or 5.03 hereof (Loans of such Type being herein called "AFFECTED LOANS" and such Type being herein called the "AFFECTED TYPE"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 5.03 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:

            (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

            (b) all Loans that would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this Section
5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitments.

            Section 5.05 COMPENSATION. Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

            (a) any payment, prepayment, or Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10.02) on a date other than the last day of the Interest Period for such Loan; or

            (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article 6 to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

            Section  5.06  REPLACEMENT LENDERS.

      (a) If any Lender has notified the Borrower and the Administrative Agent of its incurring additional costs under Section 5.01 hereof or has required the Borrower to make payments for Taxes under Section 4.06 hereof, then the Borrower may, unless such Lender has notified the Borrower and the Administrative Agent that the circumstances giving rise to such notice no longer apply, terminate, in whole but not in part, the Commitments of any Lender (other than the Administrative Agent) (the "TERMINATED LENDER") at any time upon five (5) Business Days' prior written notice to the Terminated Lender and the Administrative Agent (such notice referred to herein as a "NOTICE OF TERMINATION").

      (b) In connection with the termination of the Commitments of the Terminated Lender, the Borrower shall either: (i) obtain an agreement with one or more Lenders to increase their Commitments, (ii) request any one or more other banking institutions to become parties to this Agreement in place and instead of such Terminated Lender and agree to accept the Commitments or reduce the total of the Aggregate Maximum Revolving Credit Amounts or Aggregate Maximum Revolver Term Loan Amounts (if applicable) by the amount(s) held by the Terminated Lender; PROVIDED, HOWEVER, that such one or more other substitute banking institutions are reasonably acceptable to the Administrative Agent and become parties by executing an Assignment and Acceptance (the Lenders or other banking institutions that agree to accept in whole or in part the Commitments of the Terminated Lender being referred to herein as the "REPLACEMENT LENDERS"), such that the aggregate increased and/or accepted Commitments of the Replacement Lenders under clauses (i) and (ii) above equal the Commitments of the Terminated Lender.

      (c) The Notice of Termination shall include the name of the Terminated Lender, the date the termination will occur (the "TERMINATION Date"), and the Replacement Lender or Replacement Lenders to which the Terminated Lender will assign its Commitments and, if there will be more than one Replacement Lender, the portion of the Terminated Lender's Commitments to be assigned to each Replacement Lender.

      (d) On the Termination Date, (i) the Terminated Lender shall by execution and delivery of an Assignment and Acceptance assign its Commitment to the Replacement Lender or Replacement Lenders (pro rata, if there is more than one Replacement Lender, in proportion to the portion of the Terminated Lender's Commitment to be assigned to each Replacement Lender) indicated in the Notice of Termination and shall assign to the Replacement Lender or Replacement Lenders each of its Loans (if any) then outstanding and participation interests in Letters of Credit (if any) then outstanding pro rata as aforesaid), (ii) the Terminated Lender shall endorse its Notes, payable without recourse, representation or warranty to the order of the Replacement Lender or Replacement Lenders (pro rata as aforesaid), (iii) the Replacement Lender or Replacement Lenders shall purchase the Notes held by the Terminated Lender (pro rata as aforesaid) at a price equal to the unpaid principal amount thereof plus interest and facility and other fees accrued and unpaid to the Termination Date, and (iv) the Replacement Lender or Replacement Lenders will thereupon (pro rata as aforesaid) succeed to and be substituted in all respects for the Terminated Lender with like effect as if becoming a Lender pursuant to the terms of Section 12.06(a), and the Terminated Lender will have the rights and benefits of an assignor under Section 12.06(a). To the extent not in conflict, the terms of
Section 12.06(a) shall supplement the provisions of this Section 5.06(d). For each assignment made under this Section 5.06, the Replacement Lender shall pay to the Administrative Agent the processing fee provided for in Section 12.06(a). The Borrower will be responsible for the payment of any breakage costs associated with termination of the Terminated Lender, as set forth in Section 5.05.

                                  ARTICLE VI

                             CONDITIONS PRECEDENT

            Section 6.01 INITIAL  FUNDING.

            The obligation of the Lenders to make the Initial Funding is subject to the receipt by the Administrative Agent and the Lenders of all fees payable pursuant to Section 2.04 on or before the Closing Date and the receipt by the Administrative Agent of the following documents and satisfaction of the other conditions provided in this Section 6.01, each of which shall be satisfactory to the Administrative Agent in form and substance:

      (a) A certificate of the Secretary or an Assistant Secretary of the Borrower setting forth (i) resolutions of its board of directors with respect to the authorization of the Borrower to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Borrower (y) who are authorized to sign the Loan Documents to which Borrower is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and
(iv) the articles or certificate of incorporation and bylaws of the Borrower, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

      (b) A certificate of the Secretary or an Assistant Secretary of each Subsidiary setting forth (i) resolutions of its board of directors with respect to the authorization of such Subsidiary to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of such Subsidiary (y) who are authorized to sign the Loan Documents to which such Subsidiary is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the articles or certificate of incorporation and bylaws of such Subsidiary, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until they receive notice in writing from the Borrower to the contrary.

      (c) Certificates of the appropriate state agencies with respect to the existence, qualification and good standing of the Borrower and Subsidiaries.

      (d) A Compliance Certificate dated as of the date of the Initial Funding.

      (e) The Notes, duly completed and executed.

      (f) The Security Instruments, including those described on EXHIBIT D, duly completed and executed in sufficient number of counterparts for recording, if necessary.

      (g) Opinions of Andrews & Kurth L.L.P., special counsel to the Borrower and the Subsidiaries, and Milbank, Tweed, Hadley & McCloy, special California counsel to the Administrative Agent, each in form and substance satisfactory to the Administrative Agent, as to such matters incident to the transactions herein contemplated as the Administrative Agent may reasonably request.

      (h) Evidence satisfactory to the Administrative Agent that the Borrower and each Subsidiary are carrying insurance in accordance with Section 7.19 hereof.

      (i) The Administrative Agent shall have been furnished with appropriate UCC search certificates reflecting no prior Liens, except those Liens to be released by the releases to be delivered pursuant to Section 6.04(d).

      (j) A certificate of insurance coverage of the Borrower and each Subsidiary evidencing that the Borrower and each Subsidiary are carrying insurance in accordance with Section 8.03.

      (k) Such other documents as the Administrative Agent or any Lender or special counsel to the Administrative Agent may reasonably request.

            Section 6.02 INITIAL AND SUBSEQUENT LOANS AND LETTERS OF CREDIT. The obligation of the Lenders to make Loans to the Borrower upon the occasion of each borrowing hereunder and to issue, renew, extend or reissue Letters of Credit for the account of the Borrower (including the Initial Funding and for the Acquisition of the Target Company) is subject to the further conditions precedent that, as of the date of such Loans and after giving effect thereto:

      (a) no Default shall have occurred and be continuing;

      (b) no Material Adverse Effect shall have occurred; and

      (c) the representations and warranties made by the Borrower in Article VII and in the Security Instruments shall be true on and as of the date of the making of such Loans or issuance, renewal, extension or reissuance of a Letter of Credit with the same force and effect as if made on and as of such date and following such new borrowing, except to the extent such representations and warranties are expressly limited to an earlier date, or are untrue because of an event not prohibited hereby, or the Majority Lenders may expressly consent in writing to the contrary.

      Each request for a borrowing or issuance, renewal, extension or reissuance of a Letter of Credit by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of and immediately following such borrowing or issuance, renewal, extension or reissuance of a Letter of Credit as of the date thereof).

            Section 6.03 CONDITIONS RELATING TO LETTERS OF CREDIT. In addition to the satisfaction of all other conditions precedent set forth in this Article VI, the issuance, renewal, extension or reissuance of the Letters of Credit referred to in Section 2.01(b) hereof is subject to the following conditions precedent:

      (a) At least three (3) Business Days prior to the date of the issuance and at least ten (10) Business Days (or such lesser time period as may be provided therein) prior to the date of the renewal, extension or reissuance of each Letter of Credit, the Administrative Agent shall have received a written request for a Letter of Credit.

      (b) Each of the Letters of Credit shall (i) be issued by the Fronting Bank, (ii) contain such terms and provisions as are reasonably required by the Administrative Agent, (iii) be for the account of the Borrower and (iv) expire not later than the earlier of one (1) year from the date of issuance, renewal, extension or reissuance or two (2) days before the Revolving Credit Termination Date.

      (c) The Borrower shall have duly and validly executed and delivered to the Fronting Bank a Letter of Credit Agreement pertaining to the Letter of Credit.

            Section 6.04 CONDITIONS RELATING TO ACQUISITION OF TARGET Company. The obligation of the Lenders to make Loans to the Borrower and to issue Letters of Credit for the Acquisition of the Target Company is subject to all of the above plus the receipt by the Administrative Agent of the following documents and satisfaction of the other conditions provided in this Section 6.04, each of which shall be satisfactory to the Administrative Agent in form and substance.

      (a) A certificate in the form of EXHIBIT F relating to the Target Company, including without limitation, the Compliance Certificate required thereby dated as of the date of such borrowing.

      (b) The Security Instruments not previously delivered pursuant to Section 6.01(f), duly completed and executed in sufficient number of counterparts for recording, if necessary.

      (c) An opinion of Andrews & Kurth L.L.P., special counsel to the Borrower and the Subsidiaries, in form and substance satisfactory to the Administrative Agent, as to such matters incident to the Acquisition of the Target Company herein contemplated as the Administrative Agent may reasonably request.

      (d) The Borrower shall deliver or cause to be delivered to the Administrative Agent releases of all Liens (other than Permitted Liens) encumbering the Property of the Target Company or otherwise deliver commitments from the secured parties or mortgagors of such Liens to release such Liens upon satisfaction of the obligations thereby secured.

      (e) The Administrative Agent shall have received, reviewed and be satisfied with the results of its review of the executed agreements relating to the Acquisition of the Target Company, and such agreements shall not have been amended, supplemented or otherwise modified without the prior written consent of the Lenders.

      (f) The Acquisition of the Target Company shall be consummated concurrently with such Loans pursuant to the agreements described in Section 6.04(e) and in compliance with all Governmental Requirements.

      (g) The Administrative Agent shall have received evidence that all consents or approvals (including consents or approvals from Governmental Authorities), including without limitation consents or approvals required by the Hart Scott Rodino Act, necessary or, in the reasonable opinion of the Administrative Agent desirable, in connection with the Acquisition of the Target Company have been obtained, and all waiting periods required by any Governmental Requirement, if any, shall have expired.

      (h) The Administrative Agent shall have completed its review and be satisfied with the corporate capital and ownership structure (including articles of incorporation and by-laws) of the Borrower and its Subsidiaries, the shareholder agreements and the management of the Borrower and its Subsidiaries (after giving effect to the Acquisition of the Target Company and any other Acquisitions by the Borrower or its Subsidiaries within the previous year), including without limitation, as affected by the execution of employment contracts, non-compete contracts, equity interests and the issuance of key man life insurance covering key executives of the Borrower.

      (i) Such other documents as the Administrative Agent or any Lender or special counsel to the Administrative Agent may reasonably request.

                                  ARTICLE VII

                        REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants to the Administrative Agent and the Lenders that (each representation and warranty herein is given as of the Closing Date and shall be deemed repeated and reaffirmed on the dates of each borrowing and issuance, renewal, extension or reissuance of a Letter of Credit as provided in Section 6.02):

            Section 7.01 CORPORATE EXISTENCE. Each of the Borrower and each
Subsidiary: (i) is a corporation or entity duly organized, legally existing and in good standing under the laws of the jurisdiction of its incorporation or formation; (ii) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

            Section 7.02 FINANCIAL CONDITION. The audited consolidated balance sheet of each of the Founding Companies as at December 31, 1996 and the related consolidated statement of income, stockholders' equity and cash flow of each of the Founding Companies for the fiscal year ended on said date, (except unaudited statements for Capital Bolt & Supply, Inc.) with the opinion thereon of Ernst & Young L.L.P. (except in the case of Alatec Products, Inc. - with the opinion thereon of McGladrey & Pullen, LLP) heretofore furnished to the Administrative Agent and the audited consolidated balance sheet of each of the Founding Companies (except unaudited statements for Capital Bolt & Supply, Inc.) as at September 30, 1997 and their related consolidated statements of income, stockholders' equity and cash flow of each of the Founding Companies for the nine-month period ended on such date heretofore furnished to the Administrative Agent, are complete and correct in all material respects and fairly present the consolidated financial condition of each of the Founding Companies as at said dates and the results of its operations for the nine-month period ending on said date, all in accordance with GAAP, as applied on a consistent basis (subject, in the case of the interim financial statements, to normal year-end adjustments). The pro forma combined balance sheets of the Borrower and the Subsidiaries heretofore furnished to the Administrative Agent are complete and correct in all material respects and fairly present the financial condition of the Borrower and the Subsidiaries as of the acquisition thereof by the Borrower based upon the aforesaid financial statements of the Founding Companies, all in accordance with GAAP, applied on a consistent basis. Each of the audited consolidated balance sheets of the Target Company as at December 31 for each of the years 1995, 1996, and 1997, and the related consolidated statements of income, stockholders' equity and cash flow of the Target Company for the fiscal years ended December 31, 1996 and 1997, with the opinion thereon of McGladrey & Pullen, LLP, heretofore furnished to the Administrative Agent and the unaudited consolidated balance sheet of the Target Company as at June 30, 1998 and the related consolidated statement of income of the Target Company for the six month period ended on such date heretofore furnished to the Administrative Agent, are complete and correct and fairly present the consolidated financial condition of the Target Company as at said dates and the results of its operations for the fiscal years 1995, 1996, and 1997 and the six month period ended on June 30, 1998, all in accordance with GAAP, as applied on a consistent basis (subject, only in the case of the interim financial statements, to normal year-end adjustments). None of the Borrower or any Subsidiary has on the Closing Date any material Debt, contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements or in SCHEDULE 7.02. Since December 31, 1997, there has been no change or event having a Material Adverse Effect. Since the date of the Financial Statements, neither the business nor the Properties of the Borrower or any Subsidiary have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy.

            Section 7.03 LITIGATION. Except as disclosed to the Lenders in
SCHEDULE 7.03 hereto, at the Closing Date there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Borrower threatened against or affecting the Borrower or any Subsidiary which involves the possibility of any judgment or liability against the Borrower or any Subsidiary not fully covered by insurance (except for normal deductibles), and which would have a Material Adverse Effect.

            Section 7.04 NO BREACH. Neither the execution and delivery of the Loan Documents, nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the Closing Date under, the respective formation and governance documents (e.g. charter, partnership or limited liability agreement, and by-laws) of the Borrower or any Subsidiary, or any Governmental Requirement or any agreement or instrument to which the Borrower or any Subsidiary is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Borrower or any Subsidiary pursuant to the terms of any such agreement or instrument other than the Liens created by the Loan Documents.

            Section 7.05 AUTHORITY. The Borrower and each Subsidiary have all necessary power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party; and the execution, delivery and performance by the Borrower and each Subsidiary of the Loan Documents to which it is a party, have been duly authorized by all necessary action on its part; and the Loan Documents constitute the legal, valid and binding obligations of the Borrower and each Subsidiary, enforceable in accordance with their terms.

            Section 7.06 APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by the Borrower or any Subsidiary of the Loan Documents or for the validity or enforceability thereof, except for the recording and filing of the Security Instruments as required by this Agreement.

            Section 7.07 USE OF LOANS. The proceeds of the Loans shall be used
(i) to refinance the Prior Debt, (ii) to pay in full the existing Debt of the Target Company, (iii) to finance Borrower's acquisition of the Target Company,
(iv) for working capital, capital expenditures, acquisitions and other corporate purposes, including intercompany loans from time to time to the Guarantors, and
(v) to pay the fees and expenses incurred by the Borrower in connection with the acquisition of the Target Company and the refinancing transaction contemplated by this Agreement. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation G, U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan hereunder will be used to buy or carry any margin stock.

            Section 7.08 ERISA. Except (i) as provided in Schedule 7.08 or (ii) as would not have a Material Adverse Effect:

      (a) The Borrower, each Subsidiary and each ERISA Affiliate have complied with ERISA and, where applicable, the Code regarding each Plan.

      (b) Each Plan is, and has been, maintained in compliance with ERISA and, where applicable, the Code (this representation being made to the knowledge of Borrower with respect to any Plan which is a Multiemployer Plan).

      (c) No act, omission or transaction has occurred which could result in imposition on the Borrower, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

      (d) No liability to the PBGC (other than for the payment of current premiums which are not past due) by the Borrower, any Subsidiary or any ERISA Affiliate has been or is expected by the Borrower, any Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

      (e) To Borrower's knowledge, full payment when due has been made of all amounts which the Borrower, any Subsidiary or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

      (f) Except as required by a collective bargaining agreement, none of the Borrower, any Subsidiary or any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.

      (g) None of the Borrower, any Subsidiary or any ERISA Affiliate owes or potentially owes any liability to any Multiemployer Plan.

      (h) None of the Borrower, any Subsidiary or any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

            Section 7.09 TAXES. Except as set out in SCHEDULE 7.09, each of the Borrower and the Subsidiaries has filed all United States Federal income tax returns and all other tax returns which are required to be filed by them and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary. The charges, accruals and reserves on the books of the Borrower and the Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate. No tax lien has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such tax, fee or other charge.

            Section 7.10 TITLES, ETC.

      (a) Except as set out in SCHEDULE 7.10, each of the Borrower and the Subsidiaries has good and defensible title to its material (individually or in the aggregate) Properties, free and clear of all Liens except Liens permitted by
Section 9.02.

      (b) All leases and agreements necessary for the conduct of the business of the Borrower and the Subsidiaries are valid and subsisting, in full force and effect and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which would affect in any material respect the conduct of the business of the Borrower and the Subsidiaries.

      (c) The rights, Properties and other assets presently owned, leased or licensed by the Borrower and the Subsidiaries including, without limitation, all easements and rights of way, include all rights, Properties and other assets necessary to permit the Borrower and the Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the Closing Date.

      (d) All of the assets and Properties of the Borrower and the Subsidiaries which are reasonably necessary for the operation of its business are in good working condition and are maintained in accordance with prudent business standards.

            Section 7.11 NO MATERIAL MISSTATEMENTS. No written information, statement, exhibit, certificate, document or report furnished to the Administrative Agent and the Lenders (or any of them) by the Borrower or any Subsidiary in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading in the light of the circumstances in which made and with respect to the Borrower and the Subsidiaries taken as a whole. There is no fact peculiar to the Borrower or any Subsidiary which has a Material Adverse Effect or in the future is reasonably likely to have (so far as the Borrower can now foresee) a Material Adverse Effect and which has not been set forth in this Agreement or the other documents, certificates and statements furnished to the Administrative Agent by or on behalf of the Borrower or any Subsidiary prior to, or on, the Closing Date in connection with the transactions contemplated hereby.

            Section 7.12 INVESTMENT COMPANY ACT. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            Section 7.13 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            Section 7.14 SUBSIDIARIES. Except as set forth on SCHEDULE 7.14 or as permitted pursuant to Section 9.19, the Borrower has no Subsidiaries and all of the Subsidiaries of the Borrower are set forth on SCHEDULE 7.14.

            Section 7.15 LOCATION OF BUSINESS AND OFFICES. The Borrower's principal place of business and chief executive offices are located at the address stated on the signature page of this Agreement. On the Closing Date the principal place of business and chief executive office of each Subsidiary are located at the addresses stated on SCHEDULE 7.14. Each jurisdiction in which each Subsidiary operates, maintains assets, or otherwise is doing business is stated on SCHEDULE 7.14.

            Section 7.16 DEFAULTS. Neither the Borrower nor any Subsidiary is in default nor has S any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under any material agreement or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary is bound which default would have a Material Adverse Effect. No Default hereunder has occurred and is continuing.

            Section 7.17 ENVIRONMENTAL MATTERS. Except (i) as provided in
SCHEDULE 7.17 or (ii) as would not have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions would not have a Material Adverse Effect):

      (a) Neither any Property of the Borrower or any Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws;

      (b) Without limitation of clause (a) above, no Property of the Borrower or any Subsidiary nor the operations currently conducted thereon or, to the best knowledge of the Borrower, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws;

      (c) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Borrower and each Subsidiary, including without limitation past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, and the Borrower and each Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

      (d) All hazardous substances, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all Property of the Borrower or any Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the best knowledge of the Borrower, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

      (e) The Borrower has taken all steps reasonably necessary to determine and has determined that no hazardous substances, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any Property of the Borrower or any Subsidiary except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment;

      (f) To the extent applicable, all Property of the Borrower and each Subsidiary currently satisfies all design, operation, and equipment requirements imposed by the OPA or scheduled as of the Closing Date to be imposed by OPA during the term of this Agreement, and the Borrower does not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement; and

      (g) Neither the Borrower nor any Subsidiary has any known contingent liability in connection with any release or threatened release of any oil, hazardous substance or solid waste into the environment.

            Section 7.18 COMPLIANCE WITH THE LAW. Neither the Borrower nor any Subsidiary has violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect.

            Section 7.19 INSURANCE. The Borrower and each Subsidiary maintain all material policies of fire, liability, workmen's compensation and other forms of insurance necessary for the operation of its business. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of the closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which the Borrower or any Subsidiary is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Borrower and each Subsidiary; will remain in full force and effect through the term hereof; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Neither the Borrower nor any of the Subsidiaries self insure any material risks. Neither the Borrower nor any Subsidiary has been refused any insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary policy limits, by an insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

            Section 7.20 HEDGING AGREEMENTS. SCHEDULE 7.20 sets forth, as of the Closing Date, a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement.

            Section 7.21 RESTRICTION ON LIENS. Neither the Borrower nor any of the Subsidiaries is a party to any agreement or arrangement (other than this Agreement and the Security Instruments), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to other Persons on or in respect of their respective assets of Properties.

            Section 7.22 MATERIAL AGREEMENTS. Set forth on SCHEDULE 7.22 hereto is a complete and correct list of all material agreements, leases, indentures, purchase agreements, obligations in respect of letters of credit, guarantees, joint venture agreements, and other instruments in effect or to be in effect as of the Closing Date (other than Hedging Agreements) providing for, evidencing, securing or otherwise relating to any Debt of the Borrower or any of the Subsidiaries, and all obligations of the Borrower or any of the Subsidiaries to issuers of surety or appeal bonds issued for account of the Borrower or any such Subsidiary, and such list correctly sets forth the names of the debtor or lessee and creditor or lessor with respect to the Debt or lease obligations outstanding or to be outstanding and the property subject to any Lien securing such Debt or lease obligation.

            Section 7.23 REGISTRATION STATEMENT. The Registration Statement contains no material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading in the light of the circumstances in which made and with respect to the Borrower and the Founding Companies taken as a whole.

            Section 7.24 YEAR 2000 COMPLIANCE. The Borrower has (i) initiated a review and assessment of all material areas within its and each of its Subsidiaries' business and operations that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower or any of its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving any date after December 31, 1999),
(ii) developed a plan for addressing the Year 2000 problem on a timely basis, and (iii) to date, has begun implementation of that plan. The Borrower reasonably believes that all computer applications that are material to its or any of its Subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates after January 1, 2000 except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

                                 ARTICLE VIII

                             AFFIRMATIVE COVENANTS

      The Borrower covenants and agrees that, so long as any of the Commitments are in effect and until payment in full of all Indebtedness hereunder, all interest thereon and all other amounts payable by the Borrower hereunder:

            Section 8.01 FINANCIAL STATEMENTS. The Borrower shall deliver, or shall cause to be delivered, to the Administrative Agent with sufficient copies of each for the Lenders:

      (a) As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, the audited consolidated and unaudited consolidating statements of income, stockholders' equity, changes in financial position and cash flow of the Borrower and its Consolidated Subsidiaries for such fiscal year, and the related consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the related opinion of independent public accountants of recognized national standing acceptable to the Administrative Agent which opinion shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP on a Consistent Basis except for such changes in such principles with which the independent public accountants shall have concurred and such opinion shall not contain a "going concern" or like qualification or exception, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default.

      (b) As soon as available and in any event within 45 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Borrower, unaudited consolidated statements of income, stockholders' equity, changes in financial position and cash flow of the Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets as at the end of such period, and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries in accordance with GAAP on a Consistent Basis, as at the end of, and for, such period (subject to normal year-end audit adjustments).

      (c) Promptly after the Borrower knows that any Default or any Material Adverse Effect has occurred, a notice of such Default or Material Adverse Effect, describing the same in reasonable detail and the action the Borrower proposes to take with respect thereto.

      (d) Promptly upon receipt thereof, a copy of each other report (excluding routine correspondence) submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower and the Subsidiaries, and a copy of any response by the Borrower or any Subsidiary of the Borrower, or the Board of Directors of the Borrower or any Subsidiary of the Borrower, to such letter or report.

      (e) Promptly upon its becoming available, each financial statement, report, notice or proxy statement sent by the Borrower to stockholders generally and each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Borrower with or received by the Borrower in connection therewith from any securities exchange or the SEC or any successor agency.

      (f) Promptly after the furnishing thereof, copies of any statement, report or notice furnished to or any Person pursuant to the terms of any indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

      (g) From time to time such other information regarding the business, affairs or financial condition of the Borrower or any Subsidiary (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Administrative Agent may reasonably request.

      (h) The Borrower will furnish to the Administrative Agent, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a Compliance Certificate (i) certifying as to the matters set forth therein and stating that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail), (ii) setting forth in reasonable detail the computations necessary to determine whether the Borrower is in compliance with Sections 9.12, 9.13, 9.14 and 9.15 as of the end of the respective fiscal quarter or fiscal year and (iii) setting forth in reasonable detail the computations necessary to determine the Applicable Margin and the commitment fee.

            Section 8.02 LITIGATION. The Borrower shall promptly give to the Administrative Agent notice of all legal or arbitral proceedings, and of all proceedings before any Governmental Authority affecting the Borrower or any Subsidiary, except proceedings which, if adversely determined, would not have a Material Adverse Effect. The Borrower will, and will cause each of the Subsidiaries to, promptly notify the Administrative Agent and each of the Lenders of any claim, judgment, Lien or other encumbrance affecting any Property of the Borrower or any Subsidiary if the value of the claim, judgment, Lien, or other encumbrance affecting such Property shall exceed $500,000.

            Section 8.03 MAINTENANCE, ETC.

      (a) The Borrower shall and shall cause each Subsidiary to: preserve and maintain its corporate existence and all of its material rights, privileges and franchises; keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities; comply with all Governmental Requirements if failure to comply with such requirements will have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; upon reasonable notice, permit representatives of the Administrative Agent or any Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be); and keep, or cause to be kept, insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons including, without limitation, environmental risk insurance to the extent reasonably available.

      (b) Contemporaneously with the delivery of the financial statements required by Section 8.01(a) to be delivered for each year, the Borrower will furnish or cause to be furnished to the Administrative Agent and the Lenders a certificate of insurance coverage from the insurer in form and substance satisfactory to the Administrative Agent and, if requested, will furnish the Administrative Agent and the Lenders copies of the applicable policies.

      (c) The Borrower will and will cause each Subsidiary to operate its Properties or cause such Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

            Section 8.04 ENVIRONMENTAL MATTERS.

      (a) The Borrower will and will cause each Subsidiary to establish and implement such procedures as may be reasonably necessary to continuously determine and assure that any failure of the following does not have a Material Adverse Effect: (i) all Property of the Borrower and the Subsidiaries and the operations conducted thereon and other activities of the Borrower and the Subsidiaries are in compliance with and do not violate the requirements of any Environmental Laws, (ii) no oil, hazardous substances or solid wastes are disposed of or otherwise released on or to any Property owned by any such party except in compliance with Environmental Laws, (iii) no hazardous substance will be released on or to any such Property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA, and (iv) no oil, oil and gas exploration and production wastes or hazardous substance is released on or to any such Property so as to pose an imminent and substantial endangerment to public health or welfare or the environment.

      (b) The Borrower will promptly notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority of which the Borrower has knowledge in connection with any Environmental Laws, excluding routine testing and corrective action.

            Section 8.05 FURTHER ASSURANCES. The Borrower will and will cause each Subsidiary to cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Security Instruments and this Agreement. The Borrower at its expense will and will cause each Subsidiary to promptly execute and deliver to the Administrative Agent upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Borrower or any Subsidiary, as the case may be, in the Security Instruments and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in the Security Instruments, or to state more fully the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith.

            Section 8.06 PERFORMANCE OF OBLIGATIONS. The Borrower will pay the Notes according to the reading, tenor and effect thereof; and the Borrower will and will cause each Subsidiary to do and perform every act and discharge all of the obligations to be performed and discharged by them under the Security Instruments and this Agreement, at the time or times and in the manner specified.

            Section 8.07 ERISA INFORMATION AND COMPLIANCE. The Borrower will promptly furnish and will cause the NCE Subsidiaries and any ERISA Affiliate to promptly furnish to the Administrative Agent with sufficient copies to the Lenders (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan that is subject to Title IV of ERISA (other than a Multiemployer Plan) and has unfunded vested benefits as reflected on such report or any trust created thereunder, (ii) immediately upon becoming aware of the occurrence of any ERISA Event or of any "prohibited transaction," as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by a Responsible Officer specifying the nature thereof, what action the Borrower, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (iii) immediately upon receipt thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan) but except for failures which would not result in a Material Adverse Effect, the Borrower will, and will cause each Subsidiary and ERISA Affiliate to, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

            Section 8.08 SUBSIDIARY SECURITY. Should the Borrower create or acquire any Subsidiary pursuant to Section 9.19 hereof it will promptly grant to the Administrative Agent for the benefit of the Lenders a security interest and pledge of all the capital stock of such Subsidiary in form and substance satisfactory to the Administrative Agent, and the Borrower will cause such Subsidiary to enter into a guaranty of the Indebtedness and grant a security interest in all of such Subsidiary's assets, each in form and substance satisfactory to the Administrative Agent; provided, however, with respect to any such Subsidiary that is not a U.S. based entity, the security interest and/or guaranty shall be limited to the extent necessary to prevent any adverse tax consequence resulting therefrom. The delivery of such security and guaranty shall be accompanied by such back up corporate authority and opinions of counsel as the Administrative Agent may reasonably request.

            Section 8.09 INSPECTION. The Borrower shall and shall cause each Subsidiary to permit the Administrative Agent and the Lenders to visit and inspect any of their respective Properties, to examine all of such Person's books of account records, reports, and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances, and accounts with their respective officers, employees, and independent public accountants all at such reasonable times and as often as may be reasonably requested, provided that the Borrower is given at least three (3) Business Days advance notice thereof and reasonable opportunity to be present when independent public accountants or other third parties are contacted, and provided further that so long as no Default or Event of Default exists, the Administrative Agent and the Lenders shall not exercise the foregoing inspection right more often than once in any calendar year.

            Section 8.10 RELEASE OF LIENS; SEARCH CERTIFICATES. Not later than 30 days after the Closing Date, the Borrower shall deliver to the Administrative Agent Lien search certificates for the Borrower and each of the Guarantors for each of the jurisdictions set forth on Schedule 7.14 reflecting that the financing statement relating to the Liens granted by the Borrower in favor of the Administrative Agent under the Security Instruments have been properly filed and that all other Liens (excluding Permitted Liens) against the Borrower, the Guarantors or their Properties have been released to the satisfaction of the Administrative Agent.

                                  ARTICLE IX

                              NEGATIVE COVENANTS

      The Borrower covenants and agrees that, so long as any of the Commitments are in effect and until payment in full of Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder, without the prior written consent of the Majority Lenders:

            Section 9.01 DEBT. Neither the Borrower nor any Subsidiary will incur, create, assume or suffer to exist any Debt, except:

      (a) the Notes or other Indebtedness arising under the Loan Documents or any guaranty of or suretyship arrangement for the Notes or other Indebtedness arising under the Loan Documents;

      (b) Debt of the Borrower and/or the Founding Companies existing on the Closing Date which is reflected in the Financial Statements or is disclosed in
SCHEDULE 9.01, and any renewals or extensions (but not increases) thereof;

      (c) accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which, if greater than 90 days past the invoice or billing date, are being contested in good faith by appropriate proceedings if reserves adequate under GAAP shall have been established therefor;

      (d) Debt (i) under Capital Leases and (ii) purchase money Debt which in each purchase money Debt case shall not exceed 100% of the lesser of the total purchase price and the fair market value of the Property acquired as determined at the time of acquisition, provided all Debt incurred pursuant to this clause
(d) shall not at any time exceed $3,000,000.

      (e) Subordinated Debt not to exceed $125,000,000 at any one time outstanding which matures on a date subsequent to the Revolving Credit Termination Date.

      (f) Hedging Agreements entered into by the Borrower, not for speculative purposes, (i) to hedge the interest cost with respect to the Loans and being for a notional amount not to exceed the outstanding balance of principal and interest on the Notes and (ii) to hedge the cost of foreign currency exchanges.

      (g) Debt as a result of Section 9.03(g).

      (h) Subordinated Debt not to exceed $25,000,000 in the aggregate at any one time outstanding and in each case which matures (i) not less than two years from the date incurred and (ii) on or before the Revolving Credit Termination Date.

            Section 9.02 LIENS. Neither the Borrower nor any Subsidiary will create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

      (a) Liens securing the payment of any Indebtedness;

      (b) Excepted Liens;

      (c) Liens securing Capital Leases or purchase money debt allowed under
Section 9.01(d) but only on the Property under lease or acquired with such debt; and

      (d) Liens disclosed on SCHEDULE 9.02.

            Section 9.03 INVESTMENTS, LOANS AND ADVANCES. Neither the Borrower nor any Subsidiary will make or permit to remain outstanding any loans or advances to or investments in any Person, except that the foregoing restriction shall not apply to:

      (a) investments, loans or advances reflected in the Financial Statements or which are disclosed to the Lenders in SCHEDULE 9.03;

      (b) accounts receivable arising in the ordinary course of business;

      (c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

      (d) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by Standard & Poors Corporation or Moody's Investors Service, Inc.;

      (e) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000.00 (as of the date of such Lender's or bank or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by Standard & Poors Corporation or Moody's Investors Service, Inc., respectively;

      (f) deposits in money market funds investing exclusively in investments described in Section 9.03(c), 9.03(d) or 9.03(e);

      (g) investments, loans or advances made by the Borrower in or to the Subsidiaries;

      (h) other investments, loans or advances not to exceed $1,000,000 in the aggregate at any time; and

      (i) investments and/or loans for Acquisitions; provided, however, Acquisitions involving non-equity consideration of more than $10,000,000 for any individual Acquisition or $40,000,000 in the aggregate for all such Acquisitions during the previous four fiscal quarters shall be made only upon the written consent of the Majority Lenders, such consent to be in the sole and absolute discretion of each such Lender. At least ten (10) Business Days prior to the closing of any Acquisition requiring consent of the Majority Lenders, and on or prior to the closing of any Acquisition not requiring such consent and for which the non-equity consideration exceeds $5,000,000, the Borrower shall have provided to the

Administrative Agent a completed certificate substantially in the form of EXHIBIT F together with all required exhibits, duly certified by a Responsible Officer, which the Administrative Agent shall forward to the Lenders for any Acquisition requiring consent of the Lenders. Prior to the closing of any Acquisition, the Borrower shall, upon request by the Administrative Agent, make available to the Administrative Agent and the Lenders at the Borrower's offices in Houston, Texas, any information regarding the Acquisition as the Administrative Agent or any Lender may reasonably request, including without limitation:

            (a) descriptions in reasonable detail of the Property to be acquired together with title or other pertinent information with respect to the Property to be acquired;

            (b) purchase agreements relating to the Acquisition, and all other documents relating thereto or to the Properties to be acquired, including without limitation, operations of the entity to be acquired, compliance with Environmental Laws, and any available reports related thereto; and

            (c) all financial statements of the entity to be acquired (such financial statements for at least the most recent fiscal year to be audited with respect to all target entities with an aggregate purchase price in an amount in excess of fifteen percent (15%) of Net Worth as made available to the Borrower, but in any event covering the then most recent two (2) fiscal years together with current internally prepared interim financial statements prepared by such target entity in accordance with GAAP; and

            (d) financial projections of the acquired entity, in form and substance satisfactory to the Administrative Agent.

            Section 9.04 DIVIDENDS, DISTRIBUTIONS AND REDEMPTIONS. The Borrower will not and will not permit any Subsidiary to make any Restricted Payment.

            Section 9.05 SALES AND LEASEBACKS. Neither the Borrower nor any Subsidiary will enter into any arrangement, directly or indirectly, with any Person whereby the Borrower or any Subsidiary shall sell or transfer any of its Property, whether now owned or hereafter acquired, and whereby the Borrower or any Subsidiary shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which the Borrower or any Subsidiary intends to use for substantially the same purpose or purposes as the Property sold or transferred.

            Section 9.06 NATURE OF BUSINESS. Neither the Borrower nor any Subsidiary will allow any material change to be made in the character of its business.

            Section 9.07 MERGERS, ETC. Neither the Borrower nor any Subsidiary will merge into or with or consolidate with any other Person, unless the Borrower or a Subsidiary is the surviving entity and no Default exists or will be created thereby, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or assets to any other Person.

            Section 9.08 PROCEEDS OF NOTES. The Borrower will not permit the proceeds of the Notes to be used for any purpose other than those permitted by
Section 7.07. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulation G, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate

Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

            Section 9.09 ERISA COMPLIANCE. Except as would not have or result in a Material Adverse Effect, the Borrower will not at any time:

      (a) Engage in, or permit any Subsidiary or ERISA Affiliate to engage in, any transaction in connection with which the Borrower, any Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

      (b) Terminate, or permit any Subsidiary or ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability of the Borrower, any Subsidiary or any ERISA Affiliate to the PBGC;

      (c) Fail to make, or permit any Subsidiary or ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto;

      (d) Permit to exist, or allow any Subsidiary or ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan other than a Multiemployer Plan;

      (e) Permit the funding status of any plan which is regulated under Title IV of ERISA (other than a Multiemployer Plan) to be in a condition that could reasonably be expected to result in liability of the Borrower, any Subsidiary or any ERISA Affiliate to the PBGC.;

      (f) Contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan if such contributions could reasonably be expected to result in the assessment of a withdrawal liability;

      (g) Engage in an acquisition transaction a result of which would be that Borrower would be in violation of any of the covenants of Paragraphs (d), (e) or
(f) of this Section 9.09;

      (h) Incur, or permit any Subsidiary or ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA;

      (i) Except as required by a collective bargaining agreement contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; or

      (j) Amend or permit any Subsidiary or ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that the Borrower, any Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code.

            Section 9.10 SALE OR DISCOUNT OF RECEIVABLES. Neither the Borrower nor any Subsidiary will discount or sell (with or without recourse) any of its notes receivable or accounts receivable, provided, such parties may, in good faith, take such actions as are reasonably likely to maximize the value of invoices more than 120 days past due and otherwise doubtful of collection, provided, the aggregate original face amount of all receivables so discounted and sold does not exceed $2,000,000.

            Section 9.11 CAPITAL EXPENDITURES. The Borrower will not make or permit any Subsidiary to make any Capital Expenditures, if, after giving effect thereto, the aggregate of all such expenditures would exceed $8,000,000 during any four consecutive quarters.

            Section 9.12 NET WORTH. The Borrower will not at any time permit its Net Worth to be less than the sum of $95,393,000 PLUS 75% of the sum of the Borrower's after tax consolidated net income for each fiscal quarter for which Consolidated Net Income is greater than $0 beginning with the fiscal quarter ending September 30, 1998 PLUS 100% of the increase to Net Worth resulting from equity offerings (including new equity issued for acquisitions) after the Closing Date.

            Section 9.13 LEVERAGE RATIO. The Borrower will not permit its ratio of Funded Debt as of the end of any fiscal quarter to Adjusted EBITDA ("LEVERAGE RATIO") for the four fiscal quarters ending on such date to be greater than the ratio corresponding to the applicable period set forth below:


----------------------------------------------
          PERIOD                   RATIO
----------------------------------------------
from the Closing Date
until, but excluding
9/30/2001                      4.00 to 1.00
----------------------------------------------
on and after 9/30/2001
until, but excluding
9/30/2002                        3.75 to 1.00
----------------------------------------------
on 9/30/2002 and thereafter    3.50 to 1.00
----------------------------------------------

PROVIDED, HOWEVER, upon the occurrence of an Equity Event, from and after such Equity Event, the Borrower will not permit its ratio of Funded Debt as of the end of any fiscal quarter to Adjusted EBITDA for the four fiscal quarters ending on such date to be greater than the ratio corresponding to the applicable period set forth below:

----------------------------------------------
          PERIOD                   RATIO
----------------------------------------------
from the Closing Date
until, but excluding 9/30/01   3.00 to 1.00
----------------------------------------------
on and after 9/30/01 until,
but excluding 9/30/02          2.75 to 1.00
----------------------------------------------
on 9/30/02 and thereafter      2.50 to 1.00
----------------------------------------------

PROVIDED, HOWEVER, upon the occurrence of a Subordinated Debt Event, from and after such Subordinated Debt Event, the Borrower will not permit its ratio of Funded Debt as of the end of any fiscal quarter to Adjusted EBITDA for the four fiscal quarters ending on such date to be greater than the ratio corresponding to the applicable period set forth below:

----------------------------------------------
          PERIOD                  RATIO
----------------------------------------------
from the Closing Date
until, but excluding 9/30/01   4.50 to 1.00
----------------------------------------------
on and after 9/30/01 until,
but excluding 9/30/02          4.25 to 1.00
----------------------------------------------
on 9/30/02 and thereafter      4.00 to 1.00
----------------------------------------------

      For the purposes of Sections 9.13 and 9.14, "Adjusted EBITDA" shall mean the EBITDA of the Borrower and the Subsidiaries calculated on a pro-forma basis to include the EBITDA for the most recent four fiscal quarters of acquired Persons to the extent that such EBITDA is not included in the EBITDA of the Borrower plus certain extraordinary or non-recurring expenses as specifically listed on SCHEDULE 9.13.

            Section 9.14 SENIOR DEBT LEVERAGE RATIO. The Borrower will not permit its ratio of Senior Debt as of the end of any fiscal quarter to Adjusted EBITDA for the four fiscal quarters ending on such date to be greater than the ratio corresponding to the applicable period set forth below:

----------------------------------------------
          PERIOD                   RATIO
----------------------------------------------
from the Closing Date
until, but excluding
12/31/98                       4.00 to 1.00
----------------------------------------------
on and after 12/31/98
until, but
excluding 3/31/99              3.75 to 1.00
----------------------------------------------
on and after 3/31/99 until,
but excluding 6/30/99          3.50 to 1.00
----------------------------------------------
on and after 6/30/99 until,
but excluding 12/31/99         3.25 to 1.00
----------------------------------------------
on and after 12/31/99
until, but excluding 9/30/01   3.00 to 1.00
----------------------------------------------
on and after 9/30/01 until,
but excluding 9/30/02          2.75 to 1.00
----------------------------------------------
on 9/30/02 and thereafter      2.50 to 1.00
----------------------------------------------

PROVIDED, HOWEVER, upon the occurrence of an Equity Event or a Subordinated Debt Event, from and after such Equity Event or Subordinated Debt Event, the Borrower will not permit its ratio of Senior Debt as of the end of any fiscal quarter to Adjusted EBITDA for the four fiscal quarters ending on such date to be greater than the ratio corresponding to the applicable period set forth below:

----------------------------------------------
          PERIOD                   RATIO
----------------------------------------------
from the Closing Date
until, but excluding 9/30/01   3.00 to 1.00
----------------------------------------------
on and after 9/30/01 until,
but excluding 9/30/02          2.75 to 1.00
----------------------------------------------
on 9/30/02 and thereafter      2.50 to 1.00
----------------------------------------------

      For the purposes of Sections 9.13 and 9.14, "Adjusted EBITDA" shall mean the EBITDA of the Borrower and the Subsidiaries calculated on a pro-forma basis to include the EBITDA for the most recent four fiscal quarters of acquired Persons to the extent that such EBITDA is not included in the EBITDA of the Borrower plus certain extraordinary or non-recurring expenses as specifically listed on SCHEDULE 9.13.

            Section 9.15 FIXED CHARGE COVERAGE RATIO. The Borrower will not permit its Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Borrower (calculated quarterly at the end of each fiscal quarter) to be less than 2.00 to 1.00 until, but excluding, September 30, 1999, and on and after September 30, 1999 to be less than 1.40 to 1.00. For the purposes of this
Section 9.15, "FIXED CHARGE COVERAGE RATIO" shall mean the ratio of (i) Adjusted EBITDA minus cash taxes (excluding cash taxes paid by Alatec Products, Inc. for tax years prior to 1997) and Capital Expenditures for the four fiscal quarters ending on such date to (ii) cash interest payments, plus principal payments of Debt paid (or required to be paid) for such four fiscal quarters of the Borrower and its Consolidated Subsidiaries plus, without duplication, principal payments of Subordinated Debt permitted under Section 9.01(h) to be made or scheduled to be made during the immediately succeeding fiscal quarter. For the purposes of
Section 9.15 only, "Adjusted EBITDA" shall mean the EBITDA of the Borrower and the Subsidiaries calculated on a pro-forma basis to include the EBITDA for the most recent four fiscal quarters of the Founding Companies (and no other acquired Persons) to the extent that such EBITDA is not included in the EBITDA of the Borrower, plus certain extraordinary or non-recurring expenses as specifically listed on SCHEDULE 9.13.

            Section 9.16 SALE OF PROPERTIES. The Borrower will not, and will not permit any Subsidiary to, sell, assign, convey or otherwise transfer (a "TRANSFER") any of its Property or any interest therein, except for Properties
(i) which are obsolete or no longer useful in the Borrower's or Subsidiaries' business, (ii) the aggregate book value of which the proposed Transfers shall not exceed $500,000 in any consecutive 12 month period, and (iii) for which the Borrower has given the Administrative Agent at least ten (10) Business Days prior written notice of any proposed Transfers after which the aggregate book value exceeds $500,000 in any consecutive 12 month period, but shall not exceed $2,500,000 in the aggregate for any such period.

            Section 9.17 ENVIRONMENTAL MATTERS. Neither the Borrower nor any Subsidiary will cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations would have a Material Adverse Effect.

            Section 9.18 TRANSACTIONS WITH AFFILIATES. Neither the Borrower nor any Subsidiary will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (except for the Borrower or any Guarantor) unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate, or are disclosed in the Registration Statement.

            Section 9.19 SUBSIDIARIES. The Borrower shall not, and shall not permit any Subsidiary to, create any additional Subsidiaries except as permitted by Section 9.03. The Borrower shall not and shall not permit any Subsidiary to sell or to issue any stock or ownership interest of a Subsidiary except to the Borrower or any Guarantor and except in compliance with Section 9.03.

            Section 9.20 NEGATIVE PLEDGE AGREEMENTS. Neither the Borrower nor any Subsidiary will create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement and the Security Instruments) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property or restricts any Subsidiary from paying dividends to the Borrower, or which requires the consent of or notice to other Persons in connection therewith.

            Section 9.21 FISCAL YEAR. The Borrower will not change its fiscal year without consent of the Majority Lenders.

                                   ARTICLE X

                          EVENTS OF DEFAULT; REMEDIES

            Section 10.01 EVENTS OF DEFAULT. One or more of the following events shall constitute an "EVENT OF DEFAULT":

      (a) the Borrower shall default in the payment or prepayment when due of any principal of or interest on any Loan, or any reimbursement obligation for a disbursement made under any Letter of Credit, or any fees or other amount payable by it hereunder or under any Security Instrument and such default, other than a default of a payment or prepayment of principal (which shall have no cure period), shall continue unremedied for a period of three (3) Business Days; or

      (b) the Borrower or any Subsidiary shall default in the payment when due of any principal of or interest on any of its other Debt aggregating $500,000 or more, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or Administrative Agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity; or

      (c) any representation, warranty or certification made or deemed made herein or in any Security Instrument by the Borrower or any Subsidiary, or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof or any Security Instrument, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

      (d) the Borrower shall default in the performance of any of its obligations under Article IX or any other Article of this Agreement other than under Article VIII; or the Borrower shall default in the performance of any of its obligations under Article VIII or any Security Instrument (other than the payment of amounts due which shall be governed by Section 10.01(a)) and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) notice thereof to the Borrower by the Administrative Agent or any Lender (through the Administrative Agent), or (ii) the Borrower otherwise becoming aware of such default; or

      (e) the Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

      (f) the Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

      (g) a proceeding or case shall be commenced, without the application or consent of the Borrower, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower of all or any substantial part of its assets, or (iii) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or (iv) an order for relief against the Borrower shall be entered in an involuntary case under the Federal Bankruptcy Code; or

      (h) a judgment or judgments for the payment of money in excess of $500,000 in the aggregate shall be rendered by a court against the Borrower or any Subsidiary and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and the Borrower or such Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

      (i) the Security Instruments after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower shall so state in writing; or

      (j) any Letter of Credit becomes the subject matter of any order, judgment, injunction or any other such determination, or if the Borrower or any other Person shall petition or apply for or obtain any order restricting payment by the Administrative Agent under any Letter of Credit or extending the Lenders' liability under any Letter of Credit beyond the expiration date stated therein or otherwise agreed to by the Administrative Agent; or

      (k) a Change of Control occurs or the Borrower discontinues its usual business; or

      (l) any Guarantor takes, suffers or permits to exist any of the events or conditions referred to in paragraphs (e), (f), (g) or (h) hereof or if any provision of any guaranty agreement related thereto shall for any reason cease to be valid and binding on any Guarantor or if any Guarantor shall so state in writing; PROVIDED, HOWEVER, the foregoing shall not be considered an Event of Default for any Guarantor with total assets of less than $1,000,000 and for which the foregoing does not result in a Material Adverse Effect.

            Section 10.02 REMEDIES.

      (a) In the case of an Event of Default other than one referred to in clauses (e), (f) or (g) of Section 10.01 or in clause (l) to the extent it relates to clauses (e), (f) or (g), the Administrative Agent, upon request of the Majority Lenders, shall, by notice to the Borrower, cancel the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.09(b) hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

      (b) In the case of the occurrence of an Event of Default referred to in clauses (e), (f) or (g) of Section 10.01 or in clause (l) to the extent it relates to clauses (e), (f) or (g), the Commitments shall be automatically canceled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.09(b) hereof) shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

      (c) All proceeds received after maturity of the Notes, whether by acceleration or otherwise shall be applied first to reimbursement of expenses and indemnities provided for in this Agreement and the Security Instruments; second to accrued interest on the Notes; third to fees; fourth pro rata to principal outstanding on the Notes and other Indebtedness; fifth to serve as cash collateral to be held by the Administrative Agent to secure the LC Exposure; and any excess shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

                                  ARTICLE XI

                           THE ADMINISTRATIVE AGENT

            Section 11.01 APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its Administrative Agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Neither the Administrative Agent nor the Fronting Bank (which terms as used in this sentence and in Section
11.05 and the first sentence of Section 11.06 hereof shall include each of their Affiliates and their own and their Affiliates' officers, directors, employees, and Administrative Agents): (a) shall have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender; (b) shall be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by the Borrower, a Guarantor or any other Person to perform any of its obligations thereunder; (c) shall be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by the Borrower, a Guarantor or any other Person or the satisfaction of any condition or to inspect the property (including the books and records) of the Borrower or any of its Subsidiaries or Affiliates; (d) shall be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and (e) shall be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct. The Administrative Agent may employ Administrative Agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such Administrative Agents or attorneys-in-fact selected by it with reasonable care.

            Section 11.02 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent and the Fronting Bank shall be entitled to rely upon any certification, notice, instrument, writing or other communication (including any thereof by telephone, telex, telecopier, telegram or cable) believed by either of them to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent or the Fronting Bank. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Administrative Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 12.06 hereof. As to any matters not expressly provided for by this Agreement, neither the Administrative Agent nor the Fronting Bank shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding on all of the Lenders; PROVIDED, HOWEVER, that neither the Administrative Agent nor the Fronting Bank shall be required to take any action that exposes the Administrative Agent or the Fronting Bank to personal liability or that is contrary to any Loan Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

            Section 11.03 DEFAULTS. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 11.02 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Majority Lenders, PROVIDED THAT, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

            Section 11.04 RIGHTS AS A LENDERSECTION. With respect to its Commitments and the Loans made by it and its participation in the issuance of Letters of Credit, NationsBank (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. NationsBank (and any successor acting as Administrative Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to and generally engage in any kind of lending, trust or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Administrative Agent, and NationsBank and its Affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

            Section 11.05 INDEMNIFICATION. THE LENDERS AGREE TO INDEMNIFY THE ADMINISTRATIVE AGENT AND THE FRONTING BANK RATABLY IN ACCORDANCE WITH THEIR PERCENTAGE SHARES FOR THE INDEMNITY MATTERS AS DESCRIBED IN SECTION 12.03 TO THE EXTENT NOT INDEMNIFIED OR REIMBURSED BY THE BORROWER UNDER SECTION 12.03, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SAID SECTION 12.03 AND FOR ANY AND ALL OTHER LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT OR THE FRONTING BANK IN ANY WAY RELATING TO OR ARISING OUT
OF: (I) ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY OR ANY ACTION TAKEN OR OMITTED BY THE ADMINISTRATIVE AGENT UNDER ANY LOAN DOCUMENT (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF THE ADMINISTRATIVE AGENT), PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER AGREES TO REIMBURSE THE ADMINISTRATIVE AGENT PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE OF ANY COSTS OR EXPENSES PAYABLE BY THE BORROWER UNDER SECTION 12.03, TO THE EXTENT THAT THE ADMINISTRATIVE AGENT IS NOT PROMPTLY REIMBURSED FOR SUCH COSTS AND EXPENSES BY THE BORROWER. THE AGREEMENTS CONTAINED IN THIS SECTION SHALL SURVIVE PAYMENT IN FULL OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE UNDER THIS AGREEMENT.

            Section 11.06 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender acknowledges and agrees that it has, independently and without reliance on the Administrative Agent, the Fronting Bank or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its decision to enter into this Agreement, and that it will, independently and without reliance upon the Administrative Agent, the Fronting Bank or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Administrative Agent nor the Fronting Bank shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of the Administrative Agent, the Fronting Bank or any of their respective Affiliates. In this regard, each Lender acknowledges that Vinson & Elkins L.L.P. is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each Lender will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

            Section 11.07 RESIGNATION OR REMOVAL OF ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation or removal, the Majority Lenders, with the consent of the Borrower, shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $100,000,000. Upon the acceptance of such appointment as Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article XI and Section
12.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

                                  ARTICLE XII

                                 MISCELLANEOUS

            Section 12.01 WAIVER. No failure on the part of the Administrative Agent or any ER Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

            Section 12.02 NOTICES. All notices and other communications provided for herein and ES in the other Loan Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement or the other Loan Documents) shall be given or made by telex, telecopy, courier or U.S. Mail or in writing and telexed, telecopied, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or in the Loan Documents or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement or in the other Loan Documents, all such communications shall be deemed to have been duly given when transmitted, if transmitted before 1:00 p.m. local time on a Business Day (otherwise on the next succeeding Business Day) by telex or telecopier and evidence or confirmation of receipt is obtained, or personally delivered or, in the case of a mailed notice, three (3) Business Days after the date deposited in the mails, postage prepaid, in each case given or addressed as aforesaid.

            Section 12.03 PAYMENT OF EXPENSES, INDEMNITIES, ETC.

      (a) The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent and its Affiliates in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent (including the cost of internal counsel) with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under the Loan Documents. The Borrower further agrees to pay on demand all costs and expenses of the Administrative Agent and the Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder.

      (b) THE BORROWER AGREES TO INDEMNIFY AND HOLD HARMLESS THE ADMINISTRATIVE AGENT AND EACH LENDER AND EACH OF THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ADMINISTRATIVE AGENTS, AND ADVISORS (EACH, AN "INDEMNIFIED PARTY") FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PARTY, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE LOANS (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF THE INDEMNIFIED PARTY), EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 12.03 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY THE BORROWER, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR AN INDEMNIFIED PARTY OR ANY OTHER PERSON OR ANY INDEMNIFIED PARTY IS OTHERWISE A PARTY THERETO AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED. TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW, THE BORROWER AGREES NOT TO ASSERT ANY CLAIM AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY OF THEIR AFFILIATES, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, ADMINISTRATIVE AGENTS, AND ADVISERS, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE LOANS.

      (c) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 12.03 shall survive the payment in full of the Loans and all other amounts payable under this Agreement.

            Section 12.04 AMENDMENTS, ETC. To the maximum extent allowed by applicable law, any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Majority Lenders (and, if Article 11 or the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); PROVIDED that no such amendment or waiver shall, unless signed by all the Lenders, (i) increase the Commitments of the Lenders, (ii) reduce the principal of or rate of interest on any Loan or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled installment of principal of or interest on any Loan or any fees or other amounts payable hereunder or for termination of any Commitment, (iv) change the percentage of the Commitments or of the unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement or (v) release any Guarantor or all or substantially all of the collateral.

            Section 12.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            Section 12.06 ASSIGNMENTS AND PARTICIPATIONS.

      (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Notes, and its Commitments); PROVIDED, HOWEVER, that

            (i)   each such assignment shall be to an Eligible Assignee;

            (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof;

            (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and the Notes; and

            (iv) the parties to such assignment shall execute and deliver to the Administrative Agent for its acceptance an Assignment and Acceptance substantially in the form of EXHIBIT E hereto, together with any Notes subject to such assignment and a processing fee of $3,500.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 4.06.

      (b) The Administrative Agent shall maintain at its Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

      (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of

EXHIBIT E hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

      (d) Each Lender may sell participations to one or more Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and its Loans); PROVIDED, HOWEVER, that (i) such Lender=s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article 5 and the right of set-off contained in Section 4.05, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender=s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note, or extending its Commitments).

      (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

      (f) Any Lender may furnish any information concerning the Borrower or any of the Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 12.15 hereof.

            Section 12.07 INVALIDITY. In the event that any one or more of the provisions contained in any of the Loan Documents or the Letters of Credit, the Letter of Credit Agreements shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Notes, this Agreement or any Security Instrument.

            Section 12.08 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

            Section 12.09 REFERENCES. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Agreement unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.

            Section 12.10 SURVIVAL. The obligations of the parties under Section 4.06, Article V, and Sections 11.05 and 12.03 shall survive the repayment of the Loans and the termination of the Commitments. To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent's and the Lenders' Liens, security interests, rights, powers and remedies under this Agreement and each Security Instrument shall continue in full force and effect. In such event, each Security Instrument shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

            Section 12.11 CAPTIONS. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

            Section 12.12 NO ORAL AGREEMENTS. THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

            SECTION 12.13 GOVERNING LAW;  SUBMISSION TO  JURISDICTION.

      (A) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CHARGE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED. SECTION 346.001, ET SEQ., OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) SHALL NOT APPLY TO THIS AGREEMENT OR THE NOTES.

      (B) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW, HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE THE ADMINISTRATIVE AGENT OR ANY LENDER FROM OBTAINING JURISDICTION OVER THE BORROWER IN ANY COURT OTHERWISE HAVING JURISDICTION.

      (C) EACH OF THE BORROWER AND EACH LENDER HEREBY (I) IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY SECURITY INSTRUMENT AND FOR ANY COUNTERCLAIM THEREIN; (II) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (III) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR ADMINISTRATIVE AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (IV) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE SECURITY INSTRUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.13.

            Section 12.14 INTEREST. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.14 and
(ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.14. To the extent that Section 303.301 et seq. of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate, such Lender elects to determine the applicable rate ceiling under such Article by the weekly rate ceiling from time to time in effect.

            Section 12.15 CONFIDENTIALITY. The Administrative Agent and each Lender (each, a "LENDING PARTY") agrees to keep confidential any information furnished or made available to it by the Borrower pursuant to this Agreement that is marked confidential; PROVIDED that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, Administrative Agent, or advisor of any Lending Party or Affiliate of any Lending Party to the extent required in connection with their work on the Loans,
(b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee.

            Section 12.16 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE SECURITY INSTRUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE SECURITY INSTRUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."

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
            The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:                           PENTACON, INC.


                                          By:_____________________________
                                          Name:  Brian Fontana
                                          Title:    Chief Financial Officer

                                          Address for Notices

                                          9432 Old Katy Road
                                          Suite 222
                                          Houston, Texas 77055

                                          Telecopier No.: (713) 463-8997
                                          Telephone No.: (713) 463-8850
                                          Attention:  Brian Fontana

LENDER AND ADMINISTRATIVE AGENT:    NATIONSBANK, N.A.



                                          By:_____________________________
                                          Name:  William T. Griffin
                                          Title:    Vice President


                                          Lending  Office  for Base Rate Loans
                                          and Eurodollar Loans:

                                          700 Louisiana
                                          Houston, Texas  77002

                                          Address for Notices:

                                          P.O. Box 2518
                                          Houston, Texas  77252-2518

                                          Telephone No.:  (713) 247-7457
                                          Telecopier No.:  (713) 247-7748
                                          Attention:  William T. Griffin

                                          PARIBAS


                                          By:
                                          Name:
                                          Title:


                                          By:
                                          Name:
                                          Title:

                                          Lending  Office  for Base Rate Loans
                                          and Eurodollar Loans:

                                          1200 Smith Street, Suite 3100
                                          Houston, Texas 77002

                                          Address for Notices:

                                          1200 Smith Street, Suite 3100
                                          Houston, Texas 77002

                                          Telecopier No.:  (713) 659-5234
                                          Telephone No.:  (713) 659-4811
                                          Attention: Larry Robinson

                                          UNION BANK OF CALIFORNIA, N.A.


                                          By:
                                          Name:
                                          Title:

                                          Lending  Office  for Base Rate Loans
                                          and Eurodollar Loans:

                                          500 South Main Street, Suite 201
                                          Orange, California  92868

                                          Address for Notices:

                                          500 South Main Street, Suite 201
                                          Orange, California  92868

                                          Telephone No.: (714) 565-5571
                                          Telecopier No.: (714) 565-5770
                                          Attention: Myra Juetten

                                     ANNEX 1

                           LIST OF PERCENTAGE SHARES,
                        MAXIMUM REVOLVING CREDIT AMOUNTS
                             AND REVOLVER TERM LOANS

-------------------------------------------------------------------------------
                              PERCENTAGE   MAXIMUM REVOLVING      REVOLVER
       NAME OF LENDER            SHARE       CREDIT AMOUNT       TERM LOANS
-------------------------------------------------------------------------------
NationsBank, N.A.               80.000%     $108,000,000.00      $32,000,000
-------------------------------------------------------------------------------
Paribas                         8.5714%      $11,571,428.57     $3,428,571.43
-------------------------------------------------------------------------------
Union Bank of California,
N.A.                           11.4286%      $15,428,571.43     $4,571,428.57
-------------------------------------------------------------------------------
TOTAL                            100%         $135,000,000       $40,000,000
-------------------------------------------------------------------------------

                                  EXHIBIT A-1

                         FORM OF REVOLVING CREDIT NOTE


$_____________________________                      ___________________, 199__

      FOR VALUE RECEIVED, PENTACON, INC., a Delaware corporation (the "BORROWER") hereby promises to pay to the order of ______________________________ (the "LENDER"), at the Principal Office of
NATIONSBANK, N.A. (the "ADMINISTRATIVE AGENT"), at ____________________________________________, the principal sum of _____________
Dollars ($____________) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Credit Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Credit Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Credit Loan until such Revolving Credit Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

      The date, amount, Type, interest rate, Interest Period and maturity of each Revolving Credit Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Revolving Credit Note, may be endorsed by the Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Lender.

      This Revolving Credit Note is one of the Notes referred to in the Amended and Restated Credit Agreement dated as of September 3, 1998 among the Borrower, the Lenders which are or become parties thereto (including the Lender) and the Administrative Agent, and evidences Revolving Credit Loans made by the Lender thereunder (such Amended and Restated Credit Agreement as the same may be amended or supplemented from time to time, the "CREDIT AGREEMENT"). Capitalized terms used in this Revolving Credit Note have the respective meanings assigned to them in the Credit Agreement.

      This Revolving Credit Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the Security Instruments. The Credit Agreement provides for the acceleration of the maturity of this Revolving Credit Note upon the occurrence of certain events, for prepayments of Revolving Credit Loans upon the terms and conditions specified therein and other provisions relevant to this Revolving Credit Note.

      THIS REVOLVING CREDIT NOTE AND THE OTHER LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS REVOLVING CREDIT NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

                                    PENTACON, INC.



                                    By:
                                    Name:
                                    Title:

                                  EXHIBIT A-2

                        FORM OF REVOLVER TERM LOAN NOTE


$_____________________________                      ___________________, 199__

      FOR VALUE RECEIVED, PENTACON, INC., a Delaware corporation (the "BORROWER") hereby promises to pay to the order of ______________________________ (the "LENDER"), at the Principal Office of
NATIONSBANK, N.A. (the "ADMINISTRATIVE AGENT"), at ____________________________________________, the principal sum of _____________
Dollars ($____________) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolver Term Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolver Term Loan, at such office, in like money and funds, for the period commencing on the date of such Revolver Term Loan until such Revolver Term Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

      The date, amount, Type, interest rate, Interest Period and maturity of each Revolver Term Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Revolver Term Loan Note, may be endorsed by the Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Lender.

      This Revolver Term Loan Note is one of the Notes referred to in the Amended and Restated Credit Agreement dated as of September 3, 1998 among the Borrower, the Lenders which are or become parties thereto (including the Lender) and the Administrative Agent, and evidences Revolver Term Loans made by the Lender thereunder (such Amended and Restated Credit Agreement as the same may be amended or supplemented from time to time, the "CREDIT Agreement"). Capitalized terms used in this Revolver Term Loan Note have the respective meanings assigned to them in the Credit Agreement.

      This Revolver Term Loan Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the Security Instruments. The Credit Agreement provides for the acceleration of the maturity of this Revolver Term Loan Note upon the occurrence of certain events, for prepayments of Revolver Term Loans upon the terms and conditions specified therein and other provisions relevant to this Revolver Term Loan Note.

      THIS REVOLVER TERM LOAN NOTE AND THE OTHER LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS REVOLVER TERM LOAN NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      THIS REVOLVER TERM LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

                                    PENTACON, INC.



                                    By:
                                    Name:
                                    Title:

                                  EXHIBIT A-3

                            FORM OF SWING LINE NOTE


$10,000,000                                         ___________________, 199__

      FOR VALUE RECEIVED, PENTACON, INC., a Delaware corporation (the "BORROWER") hereby promises to pay to the order of NATIONSBANK, N.A. (the "SWING LINE LENDER"), at its Principal Office at ____________________________________________, the principal sum of TEN MILLION
DOLLARS ($10,000,000) or, if less, the outstanding principal amount advanced under this Swing Line Note, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Swing Line Loan, at such office, in like money and funds, for the period commencing on the date of such Swing Line Loan until such Swing Line Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

      The date, amount, interest rate and maturity of each Swing Line Loan made by the Swing Line Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Swing Line Lender on its books and, prior to any transfer of this Swing Line Note, may be endorsed by the Swing Line Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Swing Line Lender.

      This Swing Line Note is one of the Notes referred to in the Amended and Restated Credit Agreement dated as of September 3, 1998 among the Borrower, the Lenders which are or become parties thereto (including the Swing Line Lender) and the Administrative Agent, and evidences Swing Line Loans made by the Swing Line Lender thereunder (such Amended and Restated Credit Agreement as the same may be amended or supplemented from time to time, the "CREDIT AGREEMENT"). Capitalized terms used in this Swing Line Note have the respective meanings assigned to them in the Credit Agreement.

      This Swing Line Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the Security Instruments. The Credit Agreement provides for the acceleration of the maturity of this Swing Line Note upon the occurrence of certain events, for prepayments of Swing Line Loans upon the terms and conditions specified therein and other provisions relevant to this Swing Line Note.

      THIS SWING LINE NOTE AND THE OTHER LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS SWING LINE NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      THIS SWING LINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

                                    PENTACON, INC.


                                    By:
                                    Name:
                                    Title:

                                   EXHIBIT B

            FORM OF BORROWING, CONTINUATION AND CONVERSION REQUEST


                         _____________________, 199__

      PENTACON, INC., a Delaware corporation (the "BORROWER"), pursuant to the Amended and Restated Credit Agreement dated as of September 3, 1998 (together with all amendments or supplements thereto, the "CREDIT AGREEMENT") among the Borrower, NATIONSBANK, N.A., as Administrative Agent for the lenders (the "LENDERS") which are or become parties thereto, and such Lenders, hereby makes the requests indicated below (unless otherwise defined herein, capitalized terms are defined in the Credit Agreement):


[ ]   1.     Loans:

      (a)   Aggregate amount of new  Loans to be $______________________;

      (b)   Requested funding date is _________________, 199__;

      (c)   $_____________________  of such  borrowings  are to be  Eurodollar
            Loans;

            $_____________________ of such borrowings are to be Base Rate Loans; and

      (d)   Length of Interest Period for Eurodollar Loans is:
            _________________________.

[ ]   2.    Eurodollar Loan Continuation for Eurodollar Loans maturing on :

      (a)   Aggregate   amount  to  be  continued  as   Eurodollar   Loans  is
            $____________________;

      (b)   Aggregate   amount  to  be   converted   to  Base  Rate  Loans  is
            $____________________;

      (c)   Length  of  Interest  Period  for  continued  Eurodollar  Loans is

            ______________________.

[ ]   3. Conversion of Outstanding Base Rate Loans to Eurodollar Loans:

            Convert $__________________ of the outstanding Base Rate Loans to Eurodollar Loans on ____________________ with an Interest Period of
            _______________________.

[ ]   4. Conversion of outstanding Eurodollar Loans to Base Rate Loans:

            Convert $__________________ of the outstanding Eurodollar Loans with Interest Period maturing on ______________________, 199_, to Base Rate Loans.

      The undersigned certifies that he is the _____________________ of the Borrower, and that as such he is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested borrowing, continuation or conversion under the terms and conditions of the Credit Agreement.

                                    PENTACON, INC.



                                    By:_________________________________
                                    Name:
                                    Title:

                                   EXHIBIT C

                        FORM OF COMPLIANCE CERTIFICATE

      The undersigned hereby certifies that he is the ________________ of PENTACON, INC., a Delaware corporation (the "BORROWER") and that as such he is authorized to execute this certificate on behalf of the Borrower. With reference to the Amended and Restated Credit Agreement dated as of September 3, 1998 (together with all amendments or supplements thereto being the "AGREEMENT") among the Borrower, NATIONSBANK, N.A., as Administrative Agent for the lenders (the "LENDERS") and such Lenders, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

            (a) The representations and warranties of the Borrower contained in
      Article VII of the Agreement and in the Security Instruments and otherwise made in writing by or on behalf of the Borrower pursuant to the Agreement and the Security Instruments were true and correct when made, and are repeated at and as of the time of delivery hereof and are true and correct at and as of the time of delivery hereof, except to the extent such representations and warranties are expressly limited to an earlier date or the Majority Lenders have expressly consented in writing to the contrary.

            (b) The Borrower has performed and complied with all agreements and conditions contained in the Agreement and in the Security Instruments required to be performed or complied with by it prior to or at the time of delivery hereof.

            (c) Since September 30, 1997, no change has occurred, either in any case or in the aggregate, in the condition, financial or otherwise, of the Borrower or any Subsidiary which would have a Material Adverse Effect.

            (d) There exists, and, after giving effect to the loan or loans with respect to which this certificate is being delivered, will exist, no Default under the Agreement or any event or circumstance which constitutes, or with notice or lapse of time (or both) would constitute, an event of default under any loan or credit agreement, indenture, deed of trust, security agreement or other agreement or instrument evidencing or pertaining to any Debt of the Borrower or any Subsidiary, or under any material agreement or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary is bound.

            (e) Attached hereto are the detailed computations necessary to determine whether the Borrower is in compliance with Sections 9.11, 9.12,
      9.13 and 9.14 as of the end of the [fiscal quarter][fiscal year] ending .

            (f) For the period beginning on _______________ and ending on the next Determination Date (as defined in the definition of Applicable Margin), the Applicable Margin for Eurodollar Loans should be _____% and for Base Rate Loans should be _____% and the commitment fee percentage should be _____% and attached hereto are detailed computations necessary to determine said Applicable Margin and commitment fee for such period.

            (g) If any Subordinated Debt permitted by Section 9.01(h) exists, Borrower has no reason to believe that it will be unable to make any scheduled payment of such Subordinated Debt due within the next 90 days, including without limitation, by reason of a Default existing under the Credit Agreement or caused by such payment.

      EXECUTED AND DELIVERED this ____ day of ______________.

                                    PENTACON, INC.


                                    By:
                                    Name:
                                    Title:

                                   EXHIBIT D

                             SECURITY INSTRUMENTS


1. Security Agreement (Stock and Other Securities) executed by Borrower in favor of the Administrative Agent

2.    Financing  Statement  relating  to Security  Agreement  (Stock and Other
      Securities)

3.    Assignment Separate from Stock Certificate for stock of Guarantors

4. Guaranty Agreements in favor of the Administrative Agent from each Guarantor

5.    Financing Statements relating to the Guaranty Agreements

6. Security Agreements (Accounts Receivable, Inventory, Equipment, General Intangibles, and Other Property) executed by the Borrower and each Subsidiary in favor of the Administrative Agent

7. Financing Statements relating to Security Agreements (Accounts Receivable, Inventory, Equipment, General Intangibles, and other Property)

                                   EXHIBIT E

                                    FORM OF

                           ASSIGNMENT AND ACCEPTANCE

      Reference is made to the Amended and Restated Credit Agreement dated as of September 3, 1998 (the "CREDIT AGREEMENT") among PENTACON, INC., a Delaware corporation (the "BORROWER"), the Lenders (as defined in the Credit Agreement) and NATIONSBANK, N.A., as Administrative Agent for the Lenders (the "ADMINISTRATIVE AGENT"). Terms defined in the Credit Agreement are used herein with the same meaning.

      The "Assignor" and the "Assignee" referred to on SCHEDULE 1 agree as follows:

      1. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the date hereof equal to the percentage interest specified on SCHEDULE 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Loans owing to the Assignee will be as set forth on SCHEDULE 1.

      2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and
(iv) attaches the Note held by the Assignor and requests that the Administrative Agent exchange such Note for new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Commitment retained by the Assignor, if any, as specified on SCHEDULE 1.

      3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 8.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service or other forms required under Section 4.06.

      4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "EFFECTIVE DATE") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on SCHEDULE 1.

      5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

      6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

      7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Texas.

      8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of SCHEDULE 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

      IN WITNESS WHEREOF, the Assignor and the Assignee have caused SCHEDULE 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                  SCHEDULE 1
                                      to
                           ASSIGNMENT AND ACCEPTANCE

      Percentage interest assigned:                ________%

      Assignee's Commitment:                       $_______

      Aggregate outstanding principal amount
        of Loans assigned:                   $_______

      Principal amount of Note payable to Assignee:      $_______

      Principal amount of Note payable to Assignor:      $_______

      Effective Date (if other than date
      of acceptance by Administrative Agent):           *_______, 19__



                                             [NAME OF ASSIGNOR], as Assignor



                                             BY:
                                             Title:
                                             Dated:         , 199 _


                                             [NAME OF ASSIGNEE], as Assignee



                                              BY:
                                              Title:

                                              Domestic Lending Office:

                                              Eurodollar Lending Office:

* This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Administrative Agent.

Accepted [and Approved] **
this ___ day of ___________, 19 _

NATIONSBANK, N.A., AS Administrative Agent



By:
Title:


[Approved this ____ day
of ____________, 19__

[NAME OF BORROWER]



By:_________________________________]**
Title:

** Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee".

                                   EXHIBIT F

                        FORM OF ACQUISITION CERTIFICATE


      The undersigned hereby certifies that he is the ________________ of PENTACON, INC., a Delaware corporation (the "BORROWER") and that as such he is authorized to execute this certificate on behalf of the Borrower. Reference is made to the Amended and Restated Credit Agreement dated as of September 3, 1998, among the Borrower, NationsBank, N.A., as Administrative Agent for the lenders (the "LENDERS") and such Lenders (together with all amendments or supplements thereto being the "CREDIT AGREEMENT"; each capitalized term used herein having the same meaning given to it in the Credit Agreement unless otherwise specified). The Borrower intends to make an Acquisition and in connection therewith hereby certifies to the Administrative Agent and the Lenders that:

            (a) EXHIBIT A attached hereto describes in reasonable detail the Property to be acquired [and, to the extent requested by the Administrative Agent or any Lender, delivered herewith to the Administrative Agent is all title or other pertinent information with respect to the Property to be acquired].

            (b) Attached hereto as EXHIBIT B are [audited] financial statements of the target entity to be acquired covering the most recent two (2) fiscal years together with current internally prepared interim financial statements prepared by such target entity, in each case in accordance with GAAP. [Such financial statements for at least the most recent fiscal year to be audited with respect to all target entities with an aggregate purchase price in an amount in excess of fifteen percent (15%) of Net Worth.]

            (c) Attached hereto as EXHIBIT C are financial projections of the target entity.

            (d) Delivered concurrently herewith is a Compliance Certificate (with pro-forma computations for financial covenants), taking into account the Acquisition (including EBITDA for the target entity for the last four fiscal quarters).


      EXECUTED AND DELIVERED this ____ day of ______________.

                                       PENTACON, INC.


                                       By:
                                       Name:
                                       Title:

                                 SCHEDULE 7.02

                                  LIABILITIES

Normal accruals for taxes and payables.

Increases in debt incurred under NationsBank credit facility since June 30, 1998.

The Company has entered into an office lease for office space in Houston, Texas.

                                 SCHEDULE 7.03

                                  LITIGATION

Mr. Robert Weir was terminated as a salesperson for Texas International Aviation in July 1998. He has threatened litigation against Texas International Aviation alleging wrongful termination of his employment.

                                 SCHEDULE 7.09

                                     TAXES

None, except as those relating to Alatec Products Inc., as described in said party's financial statements which have previously been provided to the Administrative Agent.

                                 SCHEDULE 7.10

                                 TITLES, ETC.

None.

                                 SCHEDULE 7.14

           SUBSIDIARIES OF BORROWER AND PRINCIPAL PLACE OF BUSINESS


  SUBSIDIARY AND CHIEF EXECUTIVE OFFICE        OTHER JURISDICTIONS OF OPERATION

Maumee Industries, Inc.                            None
3010 Independence Dr.
Ft. Wayne, Indiana 46808

Alatec Products, Inc.                              Florida
21123 Nordhoff Street                              Maryland
Chatsworth, California 91311                       Massachusetts
                                                   Minnesota
                                                   Missouri
                                                   Texas

AXS Solutions, Inc.                                Illinois
1926 Peach Street                                  Pennsylvania
Erie, Pennsylvania 16502

Capitol Bolt & Supply, Inc.                        Arkansas
6015 Dillard Circle                                Florida
Austin, Texas 78752                                Georgia
                                                   Illinois

Sales Systems, Limited                             South Carolina
810 Hickory Lane
Allentown, Pennsylvania 18106

Pace Products, Inc.                                Illinois
2600 Longhorn Blvd., Suites 108 and 109
Austin, Texas 78758

D-Bolt Company, Inc.                               North Carolina
999-1001 Eighth Avenue
Glenshaw, Pennsylvania 15116

Texas International Aviation, Inc.                 California
2614 Aviation Parkway
Grand Prairie, Texas 75052

West Coast Aero Products Holding Corporation, Inc. None
7747 Opportunity Road
San Diego, California  92121

ASI Aerospace Group, Inc. (Sub of West Coast)      California
7747 Opportunity Road
San Diego, California 92121

Pollard Aviation, Inc. (Sub of ASI)                None
1136 107th Street
Arlington, Texas 76011

                                 SCHEDULE 7.17

                             ENVIRONMENTAL MATTERS

None.

                                 SCHEDULE 7.20

                              HEDGING AGREEMENTS

None.

                                 SCHEDULE 7.22

                              MATERIAL AGREEMENTS


See material agreements listed on the Company's S-1 Registration Statement and Shelf Registration Statement. See also agreements which have subsequently been disclosed in the Company's 8-K filings.

The Company has entered into an office space lease for office space in Houston, Texas.

The Company is negotiating a Joint Venture Agreement with Blanc Aero to distribute products.

Agreements related to the purchase of West Coast Aerospace Holding Corporation and its subsidiaries.

                                 SCHEDULE 9.01

                                     DEBT

The Companies lease certain facilities and equipment under capital and operating leases which are generally secured by the facility or equipment which are leased.

AXS has liability on a Non-Compete Agreement with a former stockholder.

ASI Aerospace Group has liability on Stockholder Notes due to former stockholders.

Pentacon has contingent liability on a Guaranty Agreement in favor of The Boeing Company, on behalf of Texas International Aviation and Alatec.

Adams Supply has two notes payable to Ben Wright (having an outstanding principal balance of approximately $493,000) and one note payable to Mary Miller (having an outstanding principal balance of approximately $277,000) which may not be paid off as part of the West Coast Aerospace Holding acquisition. If not paid off, the debt will be subordinate to NationsBank.

ASI Aerospace Group has seller notes payable to the sellers of Paschall International which will not be paid at closing (the notes have an outstanding principal balance of approximately $500,000).

                                 SCHEDULE 9.02

                                     LIENS

None.

                                 SCHEDULE 9.03

                        INVESTMENTS, LOANS AND ADVANCES

None.

                                 SCHEDULE 9.13

                    EXTRAORDINARY OR NON-RECURRING EXPENSES

PENTACON, INC.
EBITDA ADJUSTMENTS

-------------------------------------------------------------------------------
                                   QUARTER     QUARTER    QUARTER    QUARTER
                                    ENDED       ENDED      ENDED      ENDED
                                   9/30/97    12/31/97    3/31/98    6/30/98
-------------------------------------------------------------------------------
Founders
-------------------------------------------------------------------------------
    Founder Deal Costs             100,000     800,000       --         --
-------------------------------------------------------------------------------
    Non-Cash Compensation Charges 1,200,000      --          --         --
-------------------------------------------------------------------------------
    Excess 401k Contribution       300,000       --          --         --
-------------------------------------------------------------------------------
    Consulting                        --       75,000        --         --
-------------------------------------------------------------------------------
    Bonuses                           --       100,000       --         --
-------------------------------------------------------------------------------
    Miscellaneous                     --       500,000       --         --
================================================================================
      TOTAL FOUNDERS              1,600,000   1,475,000      --         --
================================================================================
TIA (1)
-------------------------------------------------------------------------------
    Executive Salary & Bonus        72,500     72,500      72,500     72,500
-------------------------------------------------------------------------------
    Other                          (20,000)   (20,000)    (20,000)   (20,000)
================================================================================
      TOTAL TIA                     52,500     52,500      52,500     52,500
================================================================================
ASI (1)
-------------------------------------------------------------------------------
    Management Fees                 44,750     44,750      44,750     44,750
-------------------------------------------------------------------------------
    Acquisition Bonuses             25,000     25,000      25,000     25,000
-------------------------------------------------------------------------------
    Acquisition Expenses            38,000     38,000      38,000     38,000
-------------------------------------------------------------------------------
    Moving Expenses                 12,000     12,000      12,000     12,000
-------------------------------------------------------------------------------
    Loss on Sale of Assets          11,750     11,750      11,750     11,750
-------------------------------------------------------------------------------
    Consulting Agreement            12,500     12,500      12,500     12,500
-------------------------------------------------------------------------------
    Lease Termination              (30,000)   (30,000)    (30,000)   (30,000)
================================================================================
================================================================================
      TOTAL ASI                    114,000     114,000    114,000    114,000
================================================================================
Summary
-------------------------------------------------------------------------------
    Founders                      1,600,000   1,475,000      --         --
-------------------------------------------------------------------------------
    TIA                             52,500     52,500      52,500     52,500
-------------------------------------------------------------------------------
    ASI                            114,000     114,000    114,000    114,000
================================================================================
      TOTAL EBITDA ADJUSTMENTS    1,766,500   1,641,500   166,500    166,500
================================================================================